Exhibit 2.1 EXECUTION VERSION [***] Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is of the type that the registrant treats as private or confidential. 121739605 v29 MEDTECH PHARMA HOLDING LIMITED as Purchaser and MEDTECH PRODUCTS INC. as Parent and ANJAC SAS as Vendor SHARE PURCHASE AGREEMENT August 4, 2025

121739605 v29 TABLE OF CONTENTS ARTICLE 1 INTERPRETATION ............................................................................................................ 1 Section 1.1 Defined Terms ................................................................................................................ 1 Section 1.2 Gender and Number ..................................................................................................... 13 Section 1.3 Headings, etc. ............................................................................................................... 13 Section 1.4 Currency ........................................................................................................................ 13 Section 1.5 Certain Phrases, etc. .................................................................................................... 14 Section 1.6 Knowledge .................................................................................................................... 14 Section 1.7 Accounting Terms ........................................................................................................ 14 Section 1.8 Schedules and Disclosure Letter ............................................................................... 14 Section 1.9 References to Persons and Agreements ................................................................... 14 Section 1.10 Statutes ...................................................................................................................... 15 Section 1.11 Non-Business Days .................................................................................................. 15 Section 1.12 Disclosure Letter ...................................................................................................... 15 ARTICLE 2 PURCHASED SHARES AND PURCHASE PRICE ........................................................ 15 Section 2.1 Purchase and Sale ....................................................................................................... 15 Section 2.2 Purchase Price ............................................................................................................. 15 Section 2.3 Payment of the Purchase Price .................................................................................. 16 Section 2.4 Estimated Closing Statement ..................................................................................... 17 Section 2.5 Preparation of Draft Closing Statement .................................................................... 17 Section 2.6 Disputes ........................................................................................................................ 18 Section 2.7 Determination of Final Closing Statement ................................................................ 18 Section 2.8 Final Closing Purchase Price Adjustment ................................................................ 19 Section 2.9 Payment of Final Closing Purchase Price Adjustment ............................................ 19 Section 2.10 Fees and Expenses .................................................................................................. 20 Section 2.11 No Affect on Other Rights ....................................................................................... 20

121739605 v29 Section 2.12 Withholding ............................................................................................................... 20 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE VENDOR .................................... 21 Section 3.1 Representations and Warranties of the Vendor ....................................................... 21 Corporate Matters .............................................................................................................................. 21 Matters Relating to the Assets ......................................................................................................... 25 Financial Matters ................................................................................................................................ 31 Particular Matters Relating to the Business ................................................................................... 32 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT .... 42 Section 4.1 Representations and Warranties of the Purchaser and Parent .............................. 42 ARTICLE 5 PRE-CLOSING COVENANTS OF THE PARTIES ......................................................... 43 Section 5.1 Conduct of Business Prior to Closing ....................................................................... 43 Section 5.2 Access for Due Diligence ............................................................................................ 46 Section 5.3 Purchaser and Parent Confidentiality ........................................................................ 46 Section 5.4 Actions to Satisfy Closing Conditions ...................................................................... 47 Section 5.5 Transfer of the Purchased Shares ............................................................................. 47 Section 5.6 Notices and Requests for Consents .......................................................................... 47 Section 5.7 Filings and Authorizations .......................................................................................... 48 Section 5.8 R&W Insurance Policy ................................................................................................. 48 Section 5.9 Exclusive Dealing ......................................................................................................... 49 Section 5.10 Parent Guarantee ...................................................................................................... 49 Section 5.11 Section 116 Insurance Policy .................................................................................. 50 ARTICLE 6 CONDITIONS OF CLOSING ........................................................................................... 51 Section 6.1 Conditions for the Benefit of the Purchaser ............................................................. 51 Section 6.2 Conditions for the Benefit of the Vendor .................................................................. 53 ARTICLE 7 CLOSING ......................................................................................................................... 55

121739605 v29 Section 7.1 Date, Time and Place of Closing ................................................................................ 55 Section 7.2 Closing Procedures ..................................................................................................... 55 Section 7.3 Risk of Loss .................................................................................................................. 55 ARTICLE 8 TERMINATION ................................................................................................................ 56 Section 8.1 Termination Rights ...................................................................................................... 56 Section 8.2 Effect of Termination ................................................................................................... 56 ARTICLE 9 INDEMNIFICATION ......................................................................................................... 57 Section 9.1 Liability for Representations and Warranties ........................................................... 57 Section 9.2 No Effect of Closing ..................................................................................................... 57 Section 9.3 Indemnification in Favour of the Purchaser.............................................................. 58 Section 9.4 Indemnification in Favour of the Vendor ................................................................... 59 Section 9.5 Limitations on Indemnification ................................................................................... 59 Section 9.6 Notification and Process ............................................................................................. 61 Section 9.7 Limitations Periods ...................................................................................................... 62 Section 9.8 Direct Claims ................................................................................................................ 62 Section 9.9 Procedure for Third Party Claims............................................................................... 62 Section 9.10 Exclusive Remedy .................................................................................................... 65 Section 9.11 Duty to Mitigate ......................................................................................................... 66 Section 9.12 Adjustment to Purchase Price ................................................................................ 66 Section 9.13 One Recovery ........................................................................................................... 66 ARTICLE 10 POST-CLOSING COVENANTS .................................................................................... 67 Section 10.1 Access to Books and Records................................................................................ 67 Section 10.2 Vendor Confidentiality ............................................................................................. 67 Section 10.3 Insurance ................................................................................................................... 67 Section 10.4 Further Assurances.................................................................................................. 67 Section 10.5 Tax Matters ................................................................................................................ 67

121739605 v29 Section 10.6 Vendor Transaction Expenses. ............................................................................... 69 ARTICLE 11 MISCELLANEOUS ........................................................................................................ 69 Section 11.1 Notices ....................................................................................................................... 69 Section 11.2 Time of the Essence ................................................................................................. 70 Section 11.3 Brokers ...................................................................................................................... 70 Section 11.4 Employee Information .............................................................................................. 71 Section 11.5 Announcements ....................................................................................................... 71 Section 11.6 Third Party Beneficiaries ......................................................................................... 71 Section 11.7 Expenses ................................................................................................................... 71 Section 11.8 Amendments ............................................................................................................. 71 Section 11.9 Waiver ........................................................................................................................ 71 Section 11.10 Non-Merger................................................................................................................ 72 Section 11.11 Entire Agreement ...................................................................................................... 72 Section 11.12 Successors and Assigns ......................................................................................... 72 Section 11.13 Severability................................................................................................................ 73 Section 11.14 Governing Law .......................................................................................................... 73 Section 11.15 Conflicts and Privilege ............................................................................................. 73 Section 11.16 Counterparts ............................................................................................................. 74

121739605 v29 SHARE PURCHASE AGREEMENT Share Purchase Agreement dated August 4, 2025 between Anjac SAS (the “Vendor”), MedTech Pharma Holding Limited (the “Purchaser”) and MEDTECH Products Inc. (the “Parent”). As of the date of this Agreement, [***] (collectively, the “Step 1 Shareholders”) own [***] Class B shares, respectively, of the Corporation (the “Step 1 Transaction Shares”). The Vendor has entered into a share purchase agreement with the Step 1 Shareholders (the “Step 1 Purchase Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Step 1 Purchase Agreement, effective as of the day immediately preceding the Closing Date at 23:58, (but contingent upon) the Closing (as defined below), the Vendor will acquire all of the Step 1 Transaction Shares from the Step 1 Shareholders (the “Step 1 Transaction”). Immediately prior to the Closing and after giving effect to the Step 1 Transaction, the Vendor will own 100% of the issued and outstanding shares of the Corporation. ARTICLE 1 INTERPRETATION Section 1.1 Defined Terms As used in this Agreement, the following capitalized terms have the following meanings: “Accounts Receivable” means all accounts receivable, notes receivable and other debts due or accruing due to the Corporation. “Affiliate” means, in respect of any specified Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, “control” is the power, directly or indirectly, to direct the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and “controlled by” has a similar meaning. “Agreement” means this share purchase agreement. “Ancillary Agreements” means all agreements, certificates and other instruments delivered or given pursuant to this Agreement. “Assets” means all property and assets of the Corporation of every nature and kind and wheresoever situate including (i) the Owned Properties and the Buildings and Fixtures located thereon, (ii) all machinery, equipment, technology and communications hardware and infrastructure, furniture, accessories and supplies of all kinds, (iii) all trucks, cars and other vehicles, (iv) all inventories, (v) all Accounts Receivable and the full benefit of all security for the Accounts Receivable, (vi) all prepaid expenses, (vii) the leasehold interest of the Corporation in and to the Leased Properties, (viii) all right, title and interest of the Corporation in and to the Intellectual Property owned by, licensed to or used by the Corporation, (ix) the full benefit of all Contracts to which the Corporation is a party and the Leases, and (x) the Books and Records and the Corporate Records. “Authorization” means, with respect to any Person, any order, permit, approval, registration, certificate, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

– 2 – 121739605 v29 “Base Price” has the meaning specified in Section 2.2(a). “Books and Records” means all information in any form relating to the Business, including books of account, financial and accounting information and records, personnel records, tax records, sales and purchase records, customer and supplier lists, lists of potential customers, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, business reports, plans and projections, marketing and advertising materials and all other documents, files, correspondence and other information (whether in written, printed, electronic or computer printout form, or stored on computer discs or other data and software storage and media devices). “Buildings and Fixtures” means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on any of the Subject Properties. “Business” means the manufacturing of sterile ophthalmics and oral solid dose products. “Business Day” means any day of the year, other than a Saturday, Sunday or any day on which banks are closed for business in Toronto, Ontario or Paris, France. “Capital Expenditure Budget” means the budget of capital expenditures of the Corporation for the calendar year 2025, set out in the Schedule IV tab of the excel document called “4143- 1211-2735.1 Project_PP Financial definitions_Schedules_2407_vSent (003).xlsm” circulated by the Vendor to the Purchaser via email on July 29, 2025 and confirmed by the Purchaser to the Vendor via email on July 29, 2025. “CASL” means An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commission Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act (S.C. 2010, c. 23). “CEWS” means the Canada Emergency Wage Subsidy, pursuant to section 125.7 of the Tax Act, and any other COVID-19 related loan program or direct or indirect wage, rent or other subsidy offered by a Governmental Entity. “CEWS Returns” means any and all Tax Returns filed or required to be filed, or required to be kept on file, in respect of CEWS. “Closing” means the completion of the transaction of purchase and sale contemplated in this Agreement. “Closing Accounting Principles” means (i) solely to the extent consistent with GAAP, the accounting methods, principles, policies, rules and procedures applied in the preparation of the Last Annual Financial Statements; and (ii) to the extent not addressed in clause (i), GAAP. For the avoidance of doubt, clause (i) shall take precedence over clause (ii). “Closing Cash” means the amount equal to the sum (without duplication) of all unrestricted cash and cash equivalents of the Corporation as of the Effective Time, calculated by (i) excluding cheques issued by the Corporation to a third party that have not yet cleared; (ii) including cheques issued to the Corporation that have been deposited in the Corporation’s bank account but that have not yet cleared; (iii) including “non-capital losses” for a fixed

– 3 – 121739605 v29 amount of $2,500,000; and (iv) including any amount incurred or paid in respect of capital expenditures: (A) to the extent all of the conditions of Closing set out in Article 6 (other than those conditions that by their nature can only be satisfied as of the Closing Date) have been satisfied or waived on or prior to October 15, 2025, for the period from August 1, 2025 to the Closing Date; or (B) to the extent all of the conditions of Closing set out in Article 6 (other than those conditions that by their nature can only be satisfied as of the Closing Date) have been satisfied or waived on or after October 16, 2025, for the period beginning 60 days prior to Closing Date to the Closing Date, in accordance with the Capital Expenditure Budget or otherwise approved in writing by the Purchaser. “Closing Date” means (i) the first Business Day of the month following the day on which the last of the conditions of Closing set out in Article 6 (other than those conditions that by their nature can only be satisfied as of the Closing Date) has been satisfied or waived by the appropriate Party, or (ii) such earlier or later date as the Parties may agree in writing, provided that the Closing Date may not be later than the Outside Date. “Closing Debt” means an amount equal to the sum of the following (without duplication) in respect of the Corporation as of the Effective Time: (i) all indebtedness for borrowed money (including overdraft facilities) (without duplication) (whether short term or long term); (ii) all obligations evidenced by notes, bonds, debentures or other similar instruments or debt securities; (iii) all indebtedness arising under capitalized leases (as determined in accordance with GAAP), conditional sales Contracts and other similar title retention instruments; (iv) all obligations in respect of letters of credit and bankers’ acceptances, in each case, to the extent drawn; (v) all liabilities less all assets arising under any interest rate swap or other interest rate protection agreement or other similar interest rate agreement or forward currency contracts; (vi) all liabilities for the deferred or contingent purchase price of property, goods or services in accordance with GAAP, including any earn-out type payments, including, for certainty, any amount set out in the Capital Expenditure Budgeted: (A) to the extent all of the conditions of Closing set out in Article 6 (other than those conditions that by their nature can only be satisfied as of the Closing Date) have been satisfied or waived on or before October 15, 2025, for the period until July 31, 2025; or (B) to the extent all of the conditions of Closing set out in Article 6 (other than those conditions that by their nature can only be satisfied as of the Closing Date) have been satisfied or waived on or after October 16, 2025, for the period ending 61 days prior to the Closing Date and not paid by that date by the Corporation,

– 4 – 121739605 v29 (to the exclusion of any other capital expenditure); (vii) all indebtedness with respect to the factoring of Accounts Receivable; (viii) all indebtedness owing to a Person with whom the Corporation was not dealing at arm’s length; (ix) all indebtedness of others referred to in clauses (i) through (viii) above guaranteed by the Corporation; (x) any declared dividend not paid by the Corporation; (xi) all accrued interest, fees, prepayment, penalties or other similar obligations with respect to any of the foregoing clauses (i) through (x); (xii) Pre-Closing Taxes, which shall not be a negative amount in any jurisdiction for any Tax Period; and (xiii) any amounts owing in connection with the Pre-Closing Reorganization. Notwithstanding the foregoing, Closing Debt shall not include accrued liabilities, accounts payable or any other liabilities to the extent included in the calculation of Corporation Transaction Expenses or liabilities included in the Closing Working Capital (in each case, as finally determined hereunder). “Closing Working Capital” means an amount equal to the difference of the following items in respect of the Corporation as of the Effective Time and calculated in accordance with the Sample Working Capital Statement, reflecting the Closing Accounting Principles: (i) the sum, without duplication, of all (a) Saleable Inventory; (b) Accounts Receivable; (c) other receivables and prepaid expenses (including the ones listed in “Other Receivables” in the Sample Working Capital Statement which includes notes receivable; and (d) any other current assets; but, for greater certainty, excluding any Closing Cash and excluding GST/HST receivables; minus (ii) the sum, without duplication, of all (a) accounts payables (but excluding (A) any accounts payable for goods and services outstanding for greater than 60 days prior to the Closing Date and (B) any accounts payable to the Vendor); (b) other payables (including the ones listed in “Other Payables” in the Sample Working Capital Statement and (c) any other current liabilities excluding GST/HST payables and Closing Debt), provided that, in case of inconsistency between the principles used in connection with the preparation of the Sample Working Capital Statement and the items described therein and the principles set out above, the Sample Working Capital Statement shall prevail, without prejudice to the computation of any current assets and/or current liabilities not contemplated at the time of the preparation of the Sample Working Capital Statement. “Contract” means any agreement, contract, licence, undertaking, engagement or commitment of any nature, written or oral, including any: (i) lease of personal property; (ii) unfilled binding purchase order; (iii) forward commitment for supplies or materials entered into in the Ordinary Course; or (iv) restrictive or negative covenant agreement.

– 5 – 121739605 v29 “Corporation” means Pillar5 Pharma Inc. “Corporate Records” means the corporate records of the Corporation, including (i) all constating documents and by-laws, (ii) all minutes of meetings and resolutions of shareholders and directors (and any committees), and (iii) the share certificate books, securities register, register of transfers and register of directors. “Corporation IP” means all Corporation Owned IP and all Licensed IP. “Corporation Owned IP” means all Intellectual Property owned by the Corporation. “Corporation Transaction Expenses” means the amount equal to the sum (without duplication) of: (i) any fees and expenses incurred by the Corporation in connection with obtaining the release, discharge or termination of any debt or Lien, waivers, consents or approvals of any Governmental Entity or other third party on behalf of the Corporation in connection with the transactions contemplated by this Agreement; and (ii) all change of control payments, stay bonuses, success fee, transaction bonuses, severance, termination and retention obligations, and similar amounts payable, for which the Corporation becomes liable in connection with the transactions contemplated by this Agreement or as a result of actions taken by or on behalf of the Corporation at or prior to the Closing (in each case, together with the employer portion of any payroll, employment, or similar Taxes in connection therewith and for greater certainty, including the amounts owed under the Retention Agreements but excluding any amount that becomes owing under the Executive Agreements (as this term is defined in Section 3.1(z) of the Disclosure Letter) following the Closing Date) and (iii) less the Holdback Amount; in each case to the extent not paid as of the Effective Time and, for greater certainty, excluding any amount included in Vendor Transaction Expenses, Closing Debt and Closing Working Capital. “CRA Audit” means the Canada Revenue Agency audit of the Corporation for its Tax periods from March 4, 2022 to December 31, 2023 and any subsequent proceedings in respect thereof. “Damages” means any losses, liabilities, damages or expenses (including reasonable legal fees and expenses) whether resulting from an action, suit, proceeding, arbitration, claim or demand that is instituted or asserted by a third party, including a Governmental Entity, or a cause, matter, thing, act, omission or state of facts not involving a third party, actually suffered or incurred as a result of such matter. “Data Room” means the virtual data room established by or on behalf of the Corporation and hosted by Firmex pursuant to which documentation in respect of the Corporation, the Vendor and the Business were made available to the Purchaser, which was accessible as of the date hereof at [***]. “Data Security and Privacy Requirements” means (i) all Laws relating to the privacy and security of Personal Information, or to the collection, use, or disclosure (“Processing”) of such information or data, (ii) all Contracts between the Vendor and any Person that are applicable to the Processing of Personal Information; (iii) all written documented Vendor policies and procedures relating to the Processing of Personal Information, including all published consumer-facing website and mobile application privacy policies and formalized internal information security policies; (iv) the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council (or any foreign equivalent), as they may be amended from time to time (the “PCI DSS”) and (v) CASL.

– 6 – 121739605 v29 “Direct Claim” means any cause, matter, thing, act, omission or state of facts not involving a Third Party Claim which entitles an Indemnified Party to make a claim for indemnification under this Agreement. “Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Vendor to the Purchaser with this Agreement. “Draft Closing Statement” has the meaning specified in Section 2.5(1). “Employee Plans” means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, severance, change of control, pension, retirement, retirement savings, post-retirement health and welfare, or supplemental retirement, relocation, accident, sick leave, accrued leave, vacation, holiday, stock option, stock purchase, stock appreciation, phantom or other equity-based incentive, deferred compensation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements, trust fund, or practices relating to the current or former directors, officers or employees of the Corporation maintained, sponsored or funded by the Corporation, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered under which the Corporation may have any liability, contingent or otherwise, provided that “Employee Plans” shall not include statutory benefit plans which the Corporation is required to participate in or comply with, including the Canada Pension Plan, and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation. “Environment” means the natural environment, (including, without limitation, soil, land surface or subsurface strata, surface waters, groundwater (including potable water), sediment, indoor and ambient air (including all layers of the atmosphere)), organic and inorganic matter and living organisms, and any other environmental medium or natural resource and all sewer systems. “Environmental Laws” means all applicable Laws and agreements with Governmental Entities and all other statutory requirements relating to public health or the protection of the Environment and all Authorizations issued pursuant to such Laws. “Estimated Closing Cash” has the meaning specified in Section 2.4(1)(i). “Estimated Closing Debt” has the meaning specified in Section 2.4(1)(ii). “Estimated Corporation Transaction Expenses” has the meaning specified in Section 2.4(1)(iv). “Estimated Working Capital” has the meaning specified in Section 2.4(1)(iii). “Final Closing Statement” has the meaning specified in Section 2.7(1). “Financial Statements” means the unaudited financial statements of the Corporation for the fiscal years ending December 31, 2022 and December 31, 2023, and the audited financial statements for the year ended December 31, 2024, consisting in each case of a balance sheet and the accompanying statements of income, retained earnings and changes in financial position for the year then ended and all notes in respect thereof and for the audited statements including the opinion of the auditor.

– 7 – 121739605 v29 “Fraud” means, common law fraud, as interpreted under the laws and by the courts of the Province of Ontario; provided that, for the avoidance of doubt, “Fraud” does not include constructive fraud or any other theory of fraud that does not require actual knowledge and intent to deceive. “Fundamental Representations” has the meaning specified in Section 9.1(1)(a). “GAAP” means generally accepted accounting principles applicable for the relevant financial period as set out in the CPA Canada Handbook – Accounting for an entity that prepares its financial statements in accordance with Canadian Accounting Standards for Private Enterprises. “Governmental Entity” means (i) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, commissioner or instrumentality, whether international, multinational, national, federal, provincial, state, county, municipal, local, or other; (ii) any subdivision or authority of any of the above; (iii) any stock exchange; and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above. “Hazardous Materials” means any material, waste or other substance or material that is prohibited, regulated, listed, defined, designated or classified as dangerous, hazardous, radioactive, explosive, deleterious, toxic, a pollutant or a contaminant under or pursuant to any Environmental Laws, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos- containing materials, lead or lead-based paints, mold, polychlorinated biphenyls, per- and polyfluoroalkyl substances and urea formaldehyde foam insulation. “Holdback Amount” means an amount equal to $949,200, representing the aggregate maximum amount of payments that may be made one year from the Closing Date pursuant to the Retention Agreements, including the estimated amount of the employer portion of any applicable payroll Taxes. “Indemnified Party” means a Person with indemnification rights or benefits under Section 9.2 or Section 9.4, or otherwise under this Agreement. “Indemnifying Party” means a Party against which a claim may be made for indemnification under this Agreement, including pursuant to Article 9. “Independent Accountant” has the meaning specified in Section 2.6(2). “Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, industrial design registrations, industrial design applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names, world wide web addresses, social media accounts and handles, common law trade- marks, trade-mark registrations, trade mark applications, trade dress and logos, and the

– 8 – 121739605 v29 goodwill associated with any of the foregoing; (vii) Software; and (viii) any other intellectual property and industrial property. “Interim Date” means April 30, 2025. “Interim Management Accounts” means the management accounts of the Corporation as at the Interim Date consisting of a balance sheet and the accompanying unaudited statement of income of the Corporation for the 4-month period then ended and all notes in respect thereof. “Interim Period” means the period between the close of business on the date of this Agreement and the Closing. “ITC” has the meaning specified in Section 3.1(pp)(xii). “Last Annual Financial Statements” means the Corporation’s unaudited financial statements for the fiscal years ended on December 31, 2024 and December 31, 2023 (including its balance sheet and statement of income and retained earnings). “Laws” means, in respect of any Person, property, transaction or event, all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, orders, decrees, rules, regulations and by- laws, (ii) judgments, orders, writs, injunctions, decisions, awards and directives of any Governmental Entity, in each case, having the force of law, and (iii) policies, guidelines, notices and protocols of any Governmental Entity, in each case, having the force of law. “Leased Properties” means the lands and premises listed and described in Section 3.1(u) of the Disclosure Letter by reference to their municipal address and proper legal description. “Leases” means all oral and written leases, subleases, licenses of occupation and other similar agreements, and all amendments, extensions, assignments and variations thereof or any guarantee or security agreements thereof of the Leased Properties described in Section 3.1(u) of the Disclosure Letter. “Licensed IP” means all Intellectual Property used by, or held for the Corporation that is not Corporation Owned IP. “Lien” means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), easement, title retention agreement or arrangement, conditional sale, deemed or statutory trust, restrictive covenant or other encumbrance of any nature which, in substance, secures payment or performance of an obligation. “Mandatory Reporting Rules” has the meaning specified in Section 10.5(7). “Material Adverse Effect” means with respect to the Corporation or the Business, any fact, event, change, development, circumstance or effect that: (a) is, or would reasonably be expected to be, materially adverse to the financial condition, business, results of operations, assets, liabilities, or operations of either of the Corporation or the Business taken as a whole, other than any effect or change resulting from (i) changes in general economic or political conditions, including changes in interest, exchange rates or tariffs, in Canada or elsewhere in the world, (ii) general changes or developments in any of the industries in which the Corporation or the Business operate, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) changes in any Laws or GAAP, or any changes or prospective changes in, or issuance of any administrative or judicial notice or decision with

– 9 – 121739605 v29 respect to, the interpretation or enforcement of any of the foregoing, (vi) pendency or completion of the transactions contemplated by this Agreement, or (vii) any action required or permitted by this Agreement (but only, in the case of the foregoing clauses (i) through (v), to the extent that such changes or developments occur after the date hereof and do not have a disproportionate impact on the Corporation or the Business relative to the other participants in the industries in which they operate), or (b) materially impairs or delays or would, with the passage of time, be reasonably likely to materially impair or delay the ability of the Vendor to consummate the transactions contemplated hereby. “Material Contracts” has the meaning specified in Section 3.1(v). “Non-Competition Agreement” has the meaning specified in Section 6.1(d)(vii). “Notice” has the meaning specified in Section 11.1. “Ordinary Course” means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person. “Outside Date” means December 31, 2025, or such other date as the Vendor and the Purchaser may agree in writing. “Owned Properties” means the lands and premises listed and described in Section 3.1(t) of the Disclosure Letter by reference to their municipal addresses and proper legal descriptions and registered and beneficial owner of each parcel of owned real property, together with all Buildings and Fixtures located thereon and all easements, privileges, licences, rights or way, permits, and all other rights pertaining to or accruing to the benefit of such Owned Properties. “Parties” means the Vendor and the Purchaser and any other Person who may become a party to this Agreement. “Permitted Liens” means, in respect of the Corporation, any one or more of the following: (a) Liens for Taxes which are not delinquent; (b) servitudes, easements, restrictions, rights-of-way, covenants, title imperfections and other similar rights in real property or any interest therein, which, individually or in the aggregate, would not materially interfere with the present use of any Owned Properties; (c) statutory Liens arising in the Ordinary Course in favour of landlords or contractual landlord’s Liens, in each case arising in connection with any Leased Properties; (d) inchoate Liens claimed or held by any Governmental Entity or a public utility in respect of the payment of Taxes or utilities not yet due and payable; and (e) inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of the Assets, provided that such Liens are related to obligations not due or delinquent, are not registered against title to any Assets and in respect of which adequate holdbacks are being maintained as required by applicable Law;

– 10 – 121739605 v29 (f) the reservations in any original grants from the Crown of any real property or interest therein; (g) the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Corporation, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition of their continuance; and (h) Liens listed and described in Schedule 1.1(a) but only to the extent such Liens conform to their description in Schedule 1.1(a). “Person” means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning. “Personal Information” means any information about an identifiable individual. “Pre-Closing Remediation” means the remediation steps as set out in Schedule 1.1(b). “Pre-Closing Reorganization” means the transactions and steps taken by the Corporation to give effect to the Step 1 Transaction. “Pre-Closing Tax Period” means any Tax period beginning before and ending on or before the Closing Date. “Pre-Closing Taxes” means Taxes of the Corporation for Pre-Closing Tax Periods and for the portion of any Straddle Period ending immediately before the Closing Date; provided that, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax that is for the portion of such Straddle Period ending immediately before the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to gross receipts, sales or use taxes or income, be deemed to be the amount of such Tax for the entire relevant Straddle Period multiplied by a fraction, the numerator of which is the number of days in the relevant Straddle Period ending immediately before the Closing Date and the denominator of which is the number of days in the relevant Straddle Period, and (B) in the case of any Tax based upon or related to gross receipts, sales or use or income, be deemed equal to the amount which would be payable if the relevant Straddle Period ended immediately before the Closing Date. “Prepaid Amount” has the meaning specified in Section 9.9(9)(c). “Public Statement” has the meaning specified in Section 11.4. “Purchase Price” has the meaning specified in Section 2.2. “Purchased Shares” has the meaning specified in Section 2.1. “Purchaser” means MedTech Pharma Holding Limited. “Purchaser Indemnified Parties” means the Purchaser and, subject to and effective immediately following the Closing, the Corporation. “Purchaser Obligations” has the meaning specified in Section 5.10.

– 11 – 121739605 v29 “Release” has the meaning prescribed in any Environmental Laws and includes any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction whether accidental or intentional. “Remediation” means the remediation steps as set out in Schedule 1.1(c). “Retention Agreements” means those Retention Agreements entered into on or around the date hereof between (i) the Corporation on one hand and, respectively, (ii) [***]. “Retention Amount” means $750,000 (the “Initial Retention”), provided, however, that if the Initial Retention (as defined in the R&W Insurance Policy) is reduced on the Retention Dropdown Date (as defined in the R&W Insurance Policy) in accordance with the R&W Insurance Policy, then the amount of the Retention Amount shall become equal to the lesser of (A) $600,000 and (B) the Initial Retention minus the total amount of Damages (as defined in the R&W Insurance Policy) incurred or reasonably expected to be incurred with respect to Claim Notices (as defined in the R&W Insurance Policy) delivered on or before the Retention Dropdown Date, in all cases subject to the terms and conditions of the R&W Insurance Policy. “R&W Claim Cap” has the meaning specified in Section 9.5(1)(a). “R&W Insurance Fees” means all premiums, underwriting fees, brokerage commission and Taxes related to the R&W Insurance Policy due in connection with the purchase of the R&W Insurance Policy. “R&W Insurance Policy” means that certain representation and warranty insurance policy substantially in the form of Exhibit A hereto, to be issued on the Closing Date, effective as at the completion of the transactions contemplated by this Agreement, by the R&W Insurance Provider, in the name of and for the benefit of the Purchaser. “R&W Insurance Provider” means Ethos Specialty Insurance Services. “Saleable Inventory” means the Corporation’s inventory used in or related to the Business that is not more than 21 months old as of the Closing Date. “Sample Working Capital Statement” means the sample calculation of the Corporation’s Closing Working Capital, which were used to derive the Target Working Capital as set out in the spreadsheet set out in the excel document “4143-1211-2735.1 Project_PP Financial definitions_Schedules_2407_vSent (003).xlsm” circulated by the Vendor to the Purchaser via email on July 29, 2025 and confirmed by the Purchaser to the Vendor via email on July 29, 2025. “Section 116 Insurance Policy” means an insurance policy covering the Tax Opinion or covering the representation in Section 3.1(pp)(xiv) on the basis of the Tax Opinion having been delivered. The policy must provide coverage of no less than one-third (1/3) of the total amount calculated in Section 2.3(a)(i) through Section 2.3(a)(v) inclusive, applying no retentions, name the Purchaser as the named insured (with the Vendor as additional loss payee) and indemnify the Purchaser (and the Vendor as additional loss payee) for all Taxes, interest, penalties, and other Damages arising from, related to, or in connection with the application of section 116 of the Tax Act in connection with the acquisition by the Purchaser of the Purchased Shares contemplated in this Agreement.

– 12 – 121739605 v29 “Section 116 Insurance Policy Fees” means all premiums, underwriting fees, brokerage commission and Taxes related to the Section 116 Insurance Policy due in connection with the purchase of the Section 116 Insurance Policy to a maximum of $2 million. “Section 116 Notice” means a notice pursuant to section 116(5.02) of the Tax Act in respect of the acquisition of the Purchased Shares contemplated in this Agreement, to be jointly executed by the Vendor and the Purchaser on Canada Revenue Agency Form T2062C. “Senior Employees” means [***] and a “Senior Employee” is any one of them. “Software” means computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs. “Step 1 Purchase Agreement” has the meaning set forth in the preamble hereof. “Step 1 Shareholders” has the meaning set forth in the preamble hereof. “Step 1 Transaction” has the meaning set forth in the preamble hereof. “Step 1 Transaction Shares” has the meaning set forth in the preamble hereof. “Straddle Period” means any Tax period which begins before the Closing Date and ends after the Closing Date. “Straddle Period Return” means a Tax Return for a Straddle Period. “Subject Properties” means the Owned Properties and the Leased Properties. “Target Working Capital” means $9,406,000. “Tax Act” means the Income Tax Act, R.S.C. 1985 (5th Supp.) c.1. “Tax Contest” has the meaning specified in Section 9.9(9). “Tax Opinion” means a should-level, or more likely than not, opinion to be delivered to the Vendor by Davies Ward Phillips and Vineberg LLP that the Purchased Shares are not “taxable Canadian property” (as defined in subsection 248(1) of the Tax Act) that are not “treaty- protected property” (as defined in subsection 248(1) of the Tax Act) or words to the same effect. “Tax Refund” has the meaning specified in Section 10.5(6). “Tax Representations” has the meaning specified in Section 9.1(1)(b). “Tax Returns” means any and all returns, reports, declarations, elections, notices, forms, designations, filings, and statements (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports) filed or required to be filed or required to be kept on file in respect of Taxes. “Taxes” means (i) any and all taxes, duties, excises, premiums, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, including those levied on, or measured by, or described with respect to, income, gross receipts,

– 13 – 121739605 v29 profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all government pension plan premiums or contributions and including any deemed overpayment of taxes or obligation to repay an amount in respect of CEWS; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party or otherwise in accordance with Law. “Third Party Claim” means any action, suit, proceeding, arbitration, claim or demand that is instituted or asserted by a third party, including a Governmental Entity, against an Indemnified Party which entitles the Indemnified Party to make a claim for indemnification under this Agreement. “Vendor” means Anjac SAS. “Vendor Contested Tax Contest” has the meaning specified Section 9.9(9)(a). “Vendor Indemnified Party” means the Vendor. “Vendor Transaction Expenses” means, without duplication, the aggregate amount of all out- of-pocket fees and expenses of, or incurred by or on behalf of, the Vendor (including all such fees and expenses incurred by the Corporation on behalf of the Vendor, inclusive of all applicable value added, goods and services and sales and use and other Taxes thereon) in connection with the negotiation, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (including, for greater certainty, the Pre-Closing Reorganization and any “tail” policy providing directors’ and officers’ liability insurance coverage), or the consideration of strategic alternatives, including any out-of-pocket fees and expenses of investment bankers, legal counsel, accountants, tax advisors, consultants and other advisors, including the Section 116 Insurance Policy Fees and including the R&W Insurance Fees. Section 1.2 Gender and Number Any reference in this Agreement or any Ancillary Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa. Section 1.3 Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation. Section 1.4 Currency All references in this Agreement or any Ancillary Agreement to dollars, or to $ are expressed in Canadian currency unless otherwise specifically indicated.

– 14 – 121739605 v29 Section 1.5 Certain Phrases, etc. In this Agreement and any Ancillary Agreement (i) the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”, and (ii) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”. Unless otherwise specified, the words “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Agreement. In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. The word “or” shall be non-exclusive, meaning that where two items or other provisions of this Agreement are separated by the word “or”, the existence of one item or other provision of this Agreement shall not be deemed to be exclusive of the existence of the other, such that the word “or” shall be deemed to include the word “and”, except if the word “or” is immediately preceded by the word “either”. References to “made available”, “furnished to”, “provided to” or similar phrases or expressions mean that a document or other item of information was provided or made available for viewing to the Purchaser and its representatives in the Data Room prior to the entering into of this Agreement. Section 1.6 Knowledge Where any representation or warranty contained in this Agreement or any Ancillary Agreement is expressly qualified by reference to the knowledge of the Vendor, it will be deemed to refer to the actual knowledge of each of [***]. The Vendor confirms that such Persons have made all such due and diligent inquiry as they consider necessary as to the matters that are the subject of the representations and warranties, without personal liability on the part of any of them. Section 1.7 Accounting Terms All accounting terms not specifically defined in this Agreement are to be interpreted in accordance with GAAP. Section 1.8 Schedules and Disclosure Letter The preamble and recitals to this Agreement as well as the Disclosure Letter and any Schedules, Exhibits or appendices of this Agreement are incorporated herein by reference and are deemed to be an integral part of this Agreement for all purposes of it. The Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (i) it is required to be disclosed pursuant to applicable Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes or (ii) a Party needs to disclose it in order to enforce or exercise its rights under this Agreement or any Ancillary Agreement. Section 1.9 References to Persons and Agreements Any reference in this Agreement or any Ancillary Agreement to a Person includes its successors and permitted assigns. Except as otherwise provided in this Agreement or any Ancillary Agreement, the term “Agreement” and any reference in this Agreement to this Agreement, any Ancillary Agreement or any other agreement or document includes, and is a reference to, this Agreement, such Ancillary Agreement or such other agreement or document as it may have been, or may from time to time be amended, restated, replaced, supplemented or novated and includes all schedules to it.

– 15 – 121739605 v29 Section 1.10 Statutes Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended, re-enacted or replaced. Section 1.11 Non-Business Days Whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment will be made or such action will be taken on or not later than the next succeeding Business Day. Section 1.12 Disclosure Letter The Disclosure Letter forms an integral part of this Agreement for all purposes hereof. The purpose of the Disclosure Letter is to set out the qualifications, exceptions and other information called for in this Agreement. The Parties acknowledge and agree that the Disclosure Letter and the information and disclosures contained in it do not constitute or imply, and shall not be construed as: (a) an admission that the information is material; (b) an admission of any liability or obligation of the Vendor; (c) a standard of materiality, a standard for what is or is not in the Ordinary Course, or any other standard contrary to the standards contained in the Agreement; or (d) any representation, warranty, covenant or agreement which is not expressly set out in this Agreement or an expansion of the scope of effect of any of the representations, warranties and covenants set out in this Agreement. Disclosure of any information in the Disclosure Letter that is not strictly required under this Agreement has been made for informational purposes only and does not imply disclosure of all matters of a similar nature. Inclusion of an item in any Section(s) of the Disclosure Letter is deemed to be disclosure of such item for purposes of any other Section(s) of the Disclosure Letter where it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section(s) of the Disclosure Letter. ARTICLE 2 PURCHASED SHARES AND PURCHASE PRICE Section 2.1 Purchase and Sale Subject to the terms and conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor on the Closing Date, all (but not less than all) of the issued and outstanding shares of the Corporation (collectively, the “Purchased Shares”). Section 2.2 Purchase Price The aggregate purchase price payable by the Purchaser to the Vendor for the Purchased Shares will be an amount (the “Purchase Price”) equal to: (a) $150,000,000 (the “Base Price”);

– 16 – 121739605 v29 (b) plus Closing Cash; (c) minus Closing Debt; (d) minus Corporation Transaction Expenses; (e) plus the amount (if any) by which Closing Working Capital is greater than the Target Working Capital or minus the amount (if any) by which Closing Working Capital is less than Target Working Capital, as applicable; (f) minus the Holdback Amount; provided that the Purchase Price will be subject to adjustment in accordance with Section 2.8 and Section 9.12. Any adjustments to the Purchase Price shall be made without duplication and to the extent that an adjustment for an item has been made in one adjustment category that is duplicative, it shall then be excluded from other adjustment categories that may also include such item. Section 2.3 Payment of the Purchase Price At Closing, the Purchaser shall pay the Purchase Price as follows: (a) by paying to the Vendor by wire transfer of immediately available funds to an account designated in writing by Vendor at least three Business Days prior to the Closing Date an amount equal to the sum of: (i) the Base Price; (ii) plus the Estimated Closing Cash; (iii) minus the Estimated Closing Debt; (iv) minus the Estimated Corporation Transaction Expenses; (v) plus the amount (if any) by which the Estimated Working Capital is greater than the Target Working Capital or minus the amount (if any) by which the Estimated Working Capital is less than the Target Working Capital, as applicable; (vi) minus the amount of the Vendor Transaction Expenses payable on the Closing Date; and (vii) minus the Holdback Amount. (b) by paying the Vendor Transaction Expenses payable on the Closing Date on behalf of the Vendor by wire transfer of immediately available funds to the account(s) designated in writing by the Vendor pursuant to Section 2.4(1); (c) by paying the Estimated Corporation Transaction Expenses on behalf of the Corporation by wire transfer of immediately available funds to the account(s) designated in writing by the Corporation pursuant to Section 2.4(1); and (d) by paying the Closing Debt to the Persons entitled thereto (including, for greater certainty, the Vendor for any Closing Debt owed to the Vendor under the Shareholder’s Loan Agreement between the Corporation and the Vendor dated April 30, 2025) by

– 17 – 121739605 v29 wire transfer of immediately available funds to the account(s) designated in writing by such Persons at least three Business Days prior to the Closing Date pursuant to applicable pay-off letters delivered to the Purchaser at least three Business Days prior to the Closing Date, and for the RBC Agreement and the Business Scale-Up Agreement (as those terms are defined in Section 3.1(e) of the Disclosure Letter) to the extent consents have not been obtained by such date in accordance with Section 5.6. Section 2.4 Estimated Closing Statement (1) No later than three Business Days prior to the Closing Date, the Vendor shall prepare and deliver to Purchaser (1) a statement setting out the amount of the Vendor Transaction Expenses payable on the Closing Date and instructions in writing for the payment thereof by or on behalf of the Purchaser (for and on behalf of the Vendor), and (2) a statement (the “Estimated Closing Statement”), together with reasonable supporting documentation, setting out: (i) an estimate of Closing Cash (as may be revised pursuant to Section 2.4(2), the “Estimated Closing Cash”); (ii) an estimate of Closing Debt (as may be revised pursuant to Section 2.4(2), the “Estimated Closing Debt”); (iii) an estimate of Closing Working Capital (as may be revised pursuant to Section 2.4(2), the “Estimated Working Capital”); and (iv) an estimate of Corporation Transaction Expenses (as may be revised pursuant to Section 2.4(2), the “Estimated Corporation Transaction Expenses”). (2) During the period from the Purchaser’s receipt of the Estimated Closing Statement until the Closing Date, the Purchaser and its representatives, upon advance written request to the Vendor, will have reasonable access to the Corporation’s personnel in connection with Purchaser’s review of the Estimated Closing Statement, as well as the relevant Books and Records, and the Vendor will consider in good faith any comments to the Estimated Closing Statement proposed by the Purchaser and will correct and adjust any manifest error identified by the Purchaser, it being understood and agreed that: (A) any such comments proposed by the Purchaser or corrections or adjustments identified by the Purchaser shall not delay the Closing; (B) no comments provided or review conducted by the Purchaser or any of its representatives with regard to any materials provided under this Section 2.4(2) will limit or prevent Purchaser from exercising any of its rights or remedies under this Agreement (regardless of whether Vendor corrects, adjusts or otherwise modifies the Estimated Closing Statement as a result thereof). Section 2.5 Preparation of Draft Closing Statement (1) Within 90 days following the Closing Date, the Purchaser shall prepare and deliver to the Vendor a draft statement as of the Effective Time and prepared in accordance with the Closing Accounting Principles (the “Draft Closing Statement”) setting out (i) Closing Cash, (ii) Closing Debt, (iii) Corporation Transaction Expenses, and (iv) Closing Working Capital.

– 18 – 121739605 v29 (2) Upon reasonable request, (i) the Vendor shall cooperate fully with the Purchaser and its auditors to the extent required to prepare the Draft Closing Statement; and (ii) at any time after the delivery of the Draft Closing Statement, the Purchaser shall provide to the Vendor and its auditors access to all work papers of Purchaser’s auditors, accounting books and records relating to the Corporation and the appropriate personnel to verify the accuracy, presentation and other matters relating to the preparation of the Draft Closing Statement and reasonably cooperate with the Vendor and its auditors in connection with their review of the Draft Closing Statement. Section 2.6 Disputes (1) Within 20 Business Days following delivery of the Draft Closing Statement, the Vendor shall notify the Purchaser in writing if it has any objections to the Draft Closing Statement (such notice, a “Dispute Notice”). The Dispute Notice will state in reasonable detail the basis of each objection and the approximate amounts in dispute. (2) If the Vendor delivers a Dispute Notice in accordance with Section 2.6(1), the Vendor and the Purchaser shall promptly meet to try to resolve such dispute within a period of 20 Business Days after the date of the notification of such dispute, failing which only the amount(s) in dispute may be submitted for final determination to an independent national firm of chartered professional accountants mutually agreed to by the Vendor and the Purchaser (and, failing such agreement between the Vendor and the Purchaser within a further period of 10 Business Days, such national firm of chartered professional accountants will be MNP LLP) (the “Independent Accountants”) and the Parties shall execute any reasonable agreement(s) required by the Independent Accountants to accept their engagement pursuant to this Section 2.6(2). The Independent Accountants shall allow each Party to present their respective positions regarding each objection notified to the Purchaser in accordance with this Section 2.6(2), and each Party will have the right to present additional documents, materials and other information, and make an oral presentation to the Independent Accountants regarding the dispute. The Independent Accountants shall consider such additional documents, materials and other information and such oral presentations. Any such other documents, materials or other information will be copied, simultaneously to each Party and each Party will be entitled to attend any such oral presentation, and to reply thereto. The determination of the Independent Accountants will be final and binding upon the Parties, absent manifest error. The Independent Accountants will be acting as experts not as arbitrators. The Parties agree that the dispute resolution mechanism provided for in this Section 2.6 will be the sole and exclusive remedies for any discrepancies, objections or other dispute whatsoever in the calculation of the Closing Cash, Closing Debt, Corporation Transaction Expenses and Closing Working Capital. Section 2.7 Determination of Final Closing Statement (1) The Vendor will be deemed to have accepted and approved the Draft Closing Statement if it does not notify the Purchaser of any objection within the 20 Business Day period referred to in Section 2.6(1) and such Draft Closing Statement will be final, conclusive and binding upon the Parties, absent manifest error. In such case, the Draft Closing Statement will become the “Final Closing Statement” on the next Business Day following the end of such 20 Business Day period. (2) If the Vendor sends a Dispute Notice in accordance with Section 2.6(1), then the Purchaser shall revise the Draft Closing Statement to reflect the final resolution or final determination of such objections under Section 2.6(2) within five Business Days following such final resolution or determination. Such revised Draft Closing Statement will be final, conclusive and binding

– 19 – 121739605 v29 upon the Parties, absent manifest error. The Draft Closing Statement will become the “Final Closing Statement” on the next Business Day following revision of the Draft Closing Statement under this Section 2.7(2). Section 2.8 Final Closing Purchase Price Adjustment Within two Business Days after the Draft Closing Statement becomes the Final Closing Statement in accordance with Section 2.7, as applicable: (1) If the Closing Cash set out in the Final Closing Statement is greater than Estimated Closing Cash, then the Purchaser will owe an amount equal to such excess to the Vendor. If the Closing Cash set out in the Final Closing Statement is less than Estimated Closing Cash, then the Vendor will owe an amount equal to such shortfall to the Purchaser. (2) If the Closing Debt set out in the Final Closing Statement is less than Estimated Closing Debt, then the Purchaser will owe an amount equal to such shortfall to the Vendor. If the Closing Debt set out in the Final Closing Statement is greater than Estimated Closing Debt, then the Vendor will owe an amount equal to such excess to the Purchaser. (3) If the Corporation Transaction Expenses set out in the Final Closing Statement are less than Estimated Corporation Transaction Expenses, then the Purchaser will owe an amount equal to such shortfall to the Vendor. If the Corporation Transaction Expenses set out in the Final Closing Statement are greater than Estimated Corporation Transaction Expenses, then the Vendor will owe an amount equal to such excess to the Purchaser. (4) If the Closing Working Capital set out in the Final Closing Statement is greater than Estimated Working Capital, then the Purchaser will owe an amount equal to such excess to the Vendor. If the Closing Working Capital set out in the Final Closing Statement is less than Estimated Working Capital, then the Vendor will owe an amount equal to such shortfall to the Purchaser. (5) Notwithstanding anything to the contrary in this Section 2.8, if the net amount owed by the Purchaser or the Vendor, as the case may be and in the aggregate, based on the calculations set forth in this Section 2.8, is less than $100,000, no amount will be owed by the Purchaser or the Vendor, as applicable, pursuant to this Section 2.8. (6) The Purchaser shall cause the Corporation to make all payments payable upon the one year anniversary of the Closing Date in accordance with the Retention Agreements from the Holdback Amount and shall provide the Vendor with evidence of such payments within five (5) Business Days following the one-year anniversary of the Closing Date. If, for whatever reason an amount owed pursuant to a Retention Agreement is no longer owed by the Corporation, such amount will be paid to the Vendor within five (5) Business Days of such amount no longer being owed. (7) Any payment made by the Vendor to the Purchaser pursuant to this Section 2.8 or Section 2.9 will constitute a dollar-for-dollar decrease of the Purchase Price and any payment made by the Purchaser to the Vendor pursuant to this Section 2.8 or Section 2.9 will constitute a dollar- for-dollar increase of the Purchase Price. Section 2.9 Payment of Final Closing Purchase Price Adjustment (1) Subject to Section 2.8(5), if the net amount based on the calculations set forth in Section 2.8(1) to Section 2.8(4) is owed by the Purchaser to the Vendor, then, within 10 Business Days of the final determination of the Final Closing Statement, (i) the Purchaser shall pay such net

– 20 – 121739605 v29 amount to the Vendor by wire transfer of immediately available funds to the account specified by the Vendor pursuant to Section 2.3(a), and (ii) the Purchase Price will be increased by such net amount in accordance with Section 2.2. (2) Subject to Section 2.8(5), if the net amount based on the calculations set forth in Section 2.8(1) to Section 2.8(4) is owed by Vendor to the Purchaser, then, within 10 Business Days of the final determination of the Final Closing Statement, the Vendor shall pay such net amount to the Purchaser by wire transfer of immediately available funds to an account specified by the Purchaser in writing, and (ii) the Purchase Price will be decreased by such net amount in accordance with Section 2.2. Section 2.10 Fees and Expenses The Vendor and the Purchaser will each bear the fees and expenses of their respective auditors, accountants and other professional advisors in preparing, reviewing or settling, as the case may be, the Draft Closing Statement, including, if applicable, their own costs in presenting their respective cases to any Independent Accountants. If the Independent Accountants are retained to determine any dispute, the fees and expenses of the Independent Accountants will be borne in the same proportion that the dollar amount of items in dispute which are not resolved in favour of the Purchaser or the Vendor (as applicable) bears to the total dollar amount of items in dispute resolved by the Independent Accountants. Section 2.11 No Affect on Other Rights The determination and adjustment of the Purchase Price in accordance with the provisions of this Article will not limit or affect any other rights or causes of action either the Purchaser or the Vendor may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement other than for items included in the Final Closing Statement. Section 2.12 Withholding (1) Notwithstanding any other provisions of this Agreement, (i) each payment made pursuant to this Agreement shall be made net of any Taxes required by applicable Law to be deducted or withheld from such payment, and (ii) any amounts deducted or withheld from any such payment and remitted to the applicable Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have received the payment. (2) In the event that the Purchaser determines that it is required by applicable Law to deduct or withhold any Taxes from any amount otherwise payable to the Vendor pursuant to this Agreement, the Purchaser shall (i) notify the Vendor in writing of such proposed deduction or withholding as soon as reasonably practicable, and in any event no later than three (3) Business Days prior thereto; and (ii) provide the Vendor with a reasonable opportunity to deliver such forms or other documentation that would establish an applicable exemption or reduction from such deduction or withholding. (3) Notwithstanding the foregoing, the Purchaser acknowledges and agrees that, provided that (i) the Vendor delivers evidence satisfactory to the Purchaser acting reasonably of the Section 116 Insurance Policy being bound in accordance with Section 6.1(d)(xvii) and otherwise complying with Section 5.11, and (ii) there has not been any enacted amendment, proposed amendment, change or modification in Law in respect of section 116 of the Tax Act that materially increases Purchaser’s obligation to withhold tax, or any other such change in Law imposing material withholding Taxes required to be deducted or withheld from the

– 21 – 121739605 v29 Purchase Price payable to the Vendor under this Agreement, it will not deduct or withhold from the Purchase Price any amount under or in connection with section 116 of the Tax Act and, as applicable, will be entitled to deduct or withhold any non-material withholding Taxes required to be deducted or withheld from the Purchase Price payable to the Vendor under this Agreement. (4) Notwithstanding Section 2.12(2), the Parties agree that should any of the provisos set out in Section 2.12(3) not be satisfied or waived, no Party shall be forced to close the transactions contemplated in this Agreement. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE VENDOR Section 3.1 Representations and Warranties of the Vendor The Vendor represents and warrants as follows to the Purchaser as of the date hereof and acknowledges and agrees that the Purchaser is relying upon such representations and warranties in connection with its purchase of the Purchased Shares: Corporate Matters (a) Incorporation and Qualification. The Vendor is a corporation incorporated under the laws of France and has the corporate power to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. The Corporation is a corporation incorporated and existing under the laws of Ontario and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. The Corporation is qualified, licensed or registered to carry on business in the jurisdictions listed in Section 3.1(a) of the Disclosure Letter. The jurisdictions listed in Section 3.1(a) of the Disclosure Letter include all jurisdictions in which the nature of the Assets or the Business makes such qualification necessary or where the Corporation owns or leases any material Assets or conducts any material business. (b) Corporate Authorization. The execution and delivery of, and performance by the Vendor of, this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by them have been duly authorized by all necessary corporate action on the part of the Vendor. (c) No Conflict. Except for the filings, notifications and Authorizations described in Section 3.1(d) of the Disclosure Letter, the consents, approvals and waivers described in Section 3.1(e) of the Disclosure Letter or as disclosed in Section 3.1(c) of the Disclosure Letter, the execution and delivery of and performance by the Vendor of this Agreement and each of the Ancillary Agreements to which it is a party: (i) do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a violation or breach of, or conflict with, or allow any Person to exercise any rights under, any of the terms or provisions of its or the Corporation’s constating documents or by-laws; (ii) do not and will not (or would not with the giving of notice, the lapse of time or the happening or any other event or condition) constitute or result in a breach or violation of, or conflict with or allow any Person to exercise any rights under,

– 22 – 121739605 v29 any of the terms or provisions of any Contracts, Leases or instruments to which it or the Corporation is a party or pursuant to which any of its or the Corporation’s assets or property may be affected; (iii) do not and will not result in a breach of, or cause the termination or revocation of, any Authorization held by the Vendor or the Corporation or necessary to the ownership of the Purchased Shares or the operation of the Business; and (iv) do not and will not result in the violation of any Law. (d) Required Authorizations. There is no requirement to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement, except for the filings, notifications and Authorizations described in Section 3.1(d) of the Disclosure Letter or that relate solely to the identity of the Purchaser or the nature of the business carried on by the Purchaser prior to Closing. (e) Required Consents. There is no requirement to obtain any consent, approval or waiver of a party under any Lease or any Contract to which the Corporation is a party to any of the transactions contemplated by this Agreement, except for the consents, approvals and waivers described in Section 3.1(e) of the Disclosure Letter. (f) Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which the Vendor or the Corporation is a party have been duly executed and delivered by each of the Vendor or the Corporation, as the case may be, and constitute legal, valid and binding agreements of it enforceable against it in accordance with their respective terms, subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction. (g) Authorized and Issued Capital. The authorized capital of the Corporation consists of an unlimited number of Class A common shares and an unlimited number of Class B common shares of which (i) at this date, 1,792 Class A common shares (and no more) and 55 Class B common shares (and no more) have been duly issued and are outstanding as fully paid and non assessable, and (ii) at the Closing Date, 1,792 Class A common shares (and no more) and 46 Class B common shares (and no more) will be duly issued and will be outstanding as fully paid and non assessable. All of the Purchased Shares have been issued in compliance with all applicable Laws including applicable securities Laws. The Corporation is not a reporting issuer (as such term is defined in the Securities Act (Ontario)) and there is no published market for the Purchased Shares. The Corporation is a “private issuer” as defined in s.2.4 of National Instrument 45-106. (h) No Other Agreements to Purchase. Except for the rights under the Step 1 Purchase Agreement and for the Purchaser’s right under this Agreement, no Person has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for (i) the purchase or acquisition from the Vendor of any of the Purchased Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of the Corporation.

– 23 – 121739605 v29 (i) Title to Purchased Shares. After giving effect to the Pre-Closing Reorganization, the Purchased Shares will be owned by the Vendor as the registered and beneficial owner with a good title, free and clear of all Liens other than those restrictions on transfer, if any, contained in the articles of the Corporation. Upon completion of the transaction contemplated by this Agreement, the Purchaser will have good and valid title to Purchased Shares, free and clear of all Liens other than (i) those restrictions on transfer, if any, contained in the articles of the Corporation, and (ii) Liens granted by the Purchaser. (j) Dividends and Distributions. Since the Interim Date, the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so. (k) Corporate Records. The Corporate Records are complete and accurate and all corporate proceedings and actions reflected in the Corporate Records have been conducted or taken in compliance with all applicable Laws and with the articles and by-laws of the Corporation. Without limiting the generality of the foregoing (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders held since incorporation and all such meetings were properly called and held, (ii) the minute books contain all resolutions passed by the directors and shareholders (and committees, if any) and all such resolutions were properly passed, (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, all transfers have been properly completed and approved and any tax payable in connection with the transfer of any securities has been paid, and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers were properly elected or appointed, as the case may be. General Matters Relating to the Business (l) Conduct of Business in Ordinary Course. Except as disclosed in Section 3.1(l) of the Disclosure Letter, and except pursuant to the Pre-Closing Reorganization, since the Interim Date, the Business has been carried on in the Ordinary Course. Without limiting the generality of the foregoing, except as disclosed in Section 3.1(l) of the Disclosure Letter, the Corporation has not: (i) sold, transferred or otherwise disposed of or diminished the value of any assets used in the Business except for (A) assets which are obsolete and which individually or in the aggregate do not exceed $500,000, or (B) inventory sold in the Ordinary Course; (ii) made any capital expenditure or commitment to do so which individually or in the aggregate exceeded $500,000; (iii) discharged any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceeded $500,000; (iv) increased its indebtedness for borrowed money or made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligation of any Person;

– 24 – 121739605 v29 (v) made any bonus or profit sharing distribution or similar payment of any kind except as may be required by the terms of a Material Contract or an Employee Plan; (vi) removed any auditor or director or terminated any officer or other Senior Employee; (vii) granted any general increase in the rate of wages, salaries, bonuses or other remuneration of any employees of the Corporation except as may be required by the terms of a Material Contract, a contract listed in Section 3.1(ii) of the Disclosure Letter; (viii) entered into, adopted, amended or terminated any Employee Plan (or any arrangements that would be an Employee Plan if in effect as of the date hereof), or increased the benefits to which employees of the Corporation are entitled under any Employee Plan or created any new Employee Plan for any employee; (ix) suffered any extraordinary loss, whether or not covered by insurance; (x) suffered any material shortage or any cessation or interruption of inventory shipments, supplies or ordinary services outside of the Ordinary Course; (xi) suffered any cessation, interruption or material reduction in production, including due to any shutdown of the Subject Properties; (xii) cancelled or waived any material claims or rights; (xiii) compromised or settled any litigation, proceeding or other governmental action relating to the Assets, the Business or the Corporation; (xiv) cancelled or reduced any of its insurance coverage; (xv) made any change in any method of accounting practice; (xvi) amended or approved any amendment to its constating documents, by-laws or capital structure; (xvii) made, changed or revoked any Tax election inconsistent with past practices, adopted or changed any method of accounting or Tax accounting, settled or compromised any liability with respect to Taxes, initiated a voluntary disclosure or similar procedure, filed any material amendment to any Tax Return or changed any accounting period; or (xviii) authorized, agreed or otherwise committed, whether or not in writing, to do any of the foregoing. (m) No Material Adverse Change. Since the Interim Date, there has not been any event, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect, other than as set out in Section 3.1(m) of the Disclosure Letter.

– 25 – 121739605 v29 (n) Compliance with Laws. (i) The Corporation is conducting and has always conducted the Business in compliance with all applicable Laws, other than acts of non-compliance which, individually or in the aggregate, are not material. (ii) Other than as set out in Section 3.1(n) of the Disclosure Letter, the Corporation has not received any notice from a Governmental Entity in the past five (5) years alleging non-compliance with any applicable Law or Authorization, and has not been the subject of actual or threatened enforcement action by a Governmental Entity relating to the operation of the Business or any product of the Business. There are no enforcement actions against the Corporation or any of its officers, employees, or agents, pending or threatened by or on behalf of a Governmental Entity, and there are no facts, circumstances or conditions that could reasonably form the basis of any such action. The Corporation has not received notice from any Governmental Entity that would be reasonably likely to result in a fine or assessment, a cease and desist order, or other enforcement action. (o) Authorizations. Other than as set out in Section 3.1(o) of the Disclosure Letter, the Corporation owns, holds, possesses or lawfully uses in the operation of the Business, all Authorizations which are necessary for it to conduct the Business as presently or previously conducted or for the ownership and use of the Assets in compliance with all applicable Laws. All Authorizations material to the Corporation or the Business are listed in Section 3.1(o) of the Disclosure Letter. Each Authorization is valid, subsisting and in good standing, the Corporation is not in default or breach of any Authorization and, to the knowledge of the Vendor, no proceeding is pending or threatened to revoke or limit any Authorization. All Authorizations are renewable by their terms or in the Ordinary Course of business without the need for the Corporation to comply with any special rules or procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. Neither the Vendor nor any Affiliate of the Vendor owns or has any proprietary, financial or other interests (direct or indirect) in any Authorization which the Corporation owns, possesses or uses in the operation of the Business as now or previously conducted. Matters Relating to the Assets (p) Sufficiency of Assets. The Business is the only business operation carried on by the Corporation. The Assets include all rights and property necessary to enable the Corporation to conduct the Business after the Closing substantially in the same manner as it was conducted prior to the Closing. With the exception of inventory, motor vehicles and equipment in transit, all of the Assets are situate at the Subject Properties. Since January 1, 2025, other than as disclosed in Section 3.1(p) of the Disclosure Letter, the Corporation has not accelerated or delayed the processing and/or production of purchase orders in a manner that is not consistent with the terms of the applicable purchase order. (q) Title to the Assets. The Corporation owns (with good title) all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own including all the properties and assets reflected as being owned by the Corporation in its financial Books and Records. The Corporation has legal and beneficial ownership of the Assets free and clear of all Liens, except for Permitted Liens as disclosed in Section 3.1(q) of the Disclosure Letter. No other Person owns any property or assets which are being used in the Business except for the Leased Properties, the personal property leased by the Corporation pursuant to the Material

– 26 – 121739605 v29 Contracts and the Intellectual Property licensed to the Corporation and disclosed in Section 3.1(z) of the Disclosure Letter. (r) No Options, etc. to Purchase Assets. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase or other acquisition from the Corporation of any of the Assets, other than (i) Assets which are obsolete and which individually or in the aggregate do not exceed $500,000 or (ii) inventory to be sold in the Ordinary Course. (s) Condition of Tangible Assets. The buildings, plants, structures, vehicles, equipment, technology and communications hardware and other tangible personal property of the Corporation (including the Buildings and Fixtures located on the Owned Properties and Leased Properties) are structurally sound, in good operating condition and repair having regard to their use and age and are adequate and suitable for the uses to which they are being put. None of such buildings, plants, structures, vehicles, equipment or other property are in need of maintenance or repairs except for routine maintenance and repairs in the Ordinary Course that are not material in nature or cost. (t) Owned Property. (i) The Corporation is the sole legal and beneficial owner of the Owned Properties as disclosed in Section 3.1(t) of the Disclosure Letter and has good and marketable title to the Owned Properties free and clear of all Liens except for Permitted Liens as disclosed in Section 3.1(q) of the Disclosure Letter. (ii) The Corporation is not the owner or lessee of, or subject to any agreement or option to own or lease, any real property or any interest in any real property, other than the Subject Properties. (iii) All of the Buildings and Fixtures on the Owned Properties were constructed in accordance with all applicable Laws and the Corporation has adequate rights of ingress and egress into the Owned Properties for the operation of the Business in the Ordinary Course. None of the Owned Properties or the Buildings and Fixtures thereon, nor their use, operation or maintenance for the purpose of carrying on the Business, violates any restrictive covenant or any provision of any Law or encroaches on any property owned by any other Person. (iv) No condemnation, expropriation, rezoning or other similar legal proceeding is pending or, to the knowledge of the Vendor, threatened against any of the Owned Properties. (v) There are no outstanding work orders, deficiency notices, notices of violation or similar items from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Person and there are no matters under discussion with or by the Corporation relating to any work orders, deficiency notices, notices of violation or similar items with respect to the Owned Properties. All accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the buildings, improvements or other structures constructed on the Owned Properties have been fully paid, and no one is entitled to claim a lien under applicable Laws or other similar legislation for such work performed by or on behalf of the Corporation.

– 27 – 121739605 v29 (vi) There are no agreements, undertakings or other documents which affect or relate to title or ownership of the Owned Properties, other than as registered against title to the Owned Properties, including any unregistered deeds, land contracts, leases, options to purchase, mortgages, and deeds or trust and the Corporation or their respective directors or officers have done anything to create such agreements, undertakings or other documents. (vii) No other party is using or has any right to use, or is in possession or occupancy of any part, of such Owned Properties and the Owned Properties are not currently being marketed for sale. (viii) No property owned by others encroaches upon the Owned Properties or any portion thereof. (u) Leases. The Corporation is not a party to, or under any agreement to become a party to, any lease with respect to real property other than the Leases, true, accurate and complete copies of which have been provided to the Purchaser. Each Lease is in good standing, creates a good and valid leasehold estate in the Leased Properties thereby demised and is in full force and effect without amendment, except as disclosed in Section 3.1(u) of the Disclosure Letter. With respect to each Lease (i) the Lease (or a notice in respect of the Lease) has been properly registered in the appropriate land registry office, (ii) all rents and additional rents have been paid, (iii) no waiver, indulgence or postponement of the lessee’s obligations has been granted by the lessor, (iv) there exists no event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under the Lease, and (xxvii) to the knowledge of the Vendor, all of the covenants to be performed by any other party under the Lease have been fully performed. Each of the Leased Properties is adequate and suitable for the purposes for which it is presently being used and the Corporation has adequate rights of ingress and egress into each of the Leased Properties for the operation of the Business in the Ordinary Course. Section 3.1(u) of the Disclosure Letter contains a true, accurate and complete list of all of the Leases setting out, in respect of each Lease, a description of the leased premises (by municipal address and proper legal description) and all parties thereto. (v) Material Contracts. Except for the Contracts described in Section 3.1(v) of the Disclosure Letter, the Leases, the Employee Plans listed in Section 3.1(jj) of the Disclosure Letter, the insurance policies listed in Section 3.1(kk) of the Disclosure Letter, the Contracts listed in Section 3.1(z) of the Disclosure Letter and the Contracts listed in Section 3.1(ii) of the Disclosure Letter, (collectively, the “Material Contracts”) the Corporation is not a party to or bound by: (i) any distributor, sales, advertising, agency or manufacturer’s representative Contract; (ii) any continuing Contract for the purchase of materials, supplies, equipment or services involving in the case of any such Contract more than $500,000 over the life of the Contract; (iii) any Contract that expires or may be renewed at the option of any Person other than the Corporation so as to expire more than one year after the date of this Agreement;

– 28 – 121739605 v29 (iv) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, interest rate, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP; (v) any Contract for capital expenditures in excess of $500,000 in the aggregate; (vi) any confidentiality, secrecy or non-disclosure Contract or any Contract limiting the freedom of the Corporation to engage in any line of business, compete with any other Person, solicit any Persons for any purpose, operate its assets at maximum production capacity or otherwise conduct its business; (vii) any Contract pursuant to which the Corporation is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property; (viii) any Contract with any Person with whom the Corporation or the Vendor does not deal at arm’s length within the meaning of the Tax Act; (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; (x) any Contract in respect of the Intellectual Property owned by, licensed to or used by the Corporation; (xi) any Contract made out of the Ordinary Course; or (xii) any Contract that is material to the Business. (w) No Breach of Material Contracts. Except as disclosed in Section 3.1(w) of the Disclosure Letter, the Corporation has performed all of the obligations required to be performed by it and is entitled to all benefits under the Material Contracts. The Corporation is not alleged to be in default of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event by the Corporation, occurrence, condition or act (including the purchase of the Purchased Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Purchaser. (x) No Breach of Other Contracts. Except as disclosed in Section 3.1(x) of the Disclosure Letter, with respect to Contracts to which the Corporation is a party that are not Material Contracts, the Corporation has not violated or breached, in any respect, any of the terms or conditions of any such Contract, and to the knowledge of the Vendor, all the covenants to be performed by any other party to such Contracts have been fully performed. (y) Accounts Receivable. All Accounts Receivable are bona fide, and, subject to an allowance for doubtful accounts that has been reflected in the Books and Records in accordance with GAAP consistently applied with the Last Annual Financial Statements.

– 29 – 121739605 v29 (z) Intellectual Property. (i) Attached as Section 3.1(z) of the Disclosure Letter is a complete list of all material (A) Corporation Owned IP (whether unregistered or registered), and which includes, for pending and registered Intellectual Property ("Corporation Registered IP"), the name of the owner of record, jurisdiction of filing, and application and registration numbers and (B) Licensed IP excluding commercially available off the shelf software. (ii) Each item of Corporation Registered IP: (A) has not been abandoned, cancelled, or otherwise compromised; (B) has been maintained effective by all requisite filings, renewals and payments; and (C) remains in full force and effect; and all Corporation Owned IP is in good standing, subsisting, and unexpired. There is no proceeding pending or threatened by any Person challenging the Corporation’s rights in or to any Corporation IP. (iii) Except as set forth in Section 3.1(z) of the Disclosure Letter, the Corporation owns all right, title and interest in and to the Corporation Owned IP, free and clear of all Liens and the Corporation has the right to use all the Intellectual Property used by it in carrying on the Business. The Corporation has taken all reasonable steps to protect its rights in and to the Corporation Owned IP, in each case in accordance with industry practice. (iv) Each Contract for the Licensed IP listed in Section 3.1(z) of the Disclosure Letter is in full force and effect, and is a legal, valid and binding obligation of the Corporation and each other party to such Contract and is enforceable against the Corporation and each other party to such Contract. The Corporation has performed all material obligations required to be performed by it and is not, and to the knowledge of the Vendor, no other Person is, in default under or in breach of such Contract for the Licensed IP. (v) Except as set forth in Section 3.1(z) of the Disclosure Letter, the Corporation is not a party to or bound by any Contract or other obligation that limits or impairs its ability to use, sell, transfer, assign or convey, or that otherwise affects: (A) any of the Corporation Owned IP or (B) any of the Intellectual Property licensed to or used by it, the loss of which would have an adverse effect. Except as set forth in Section 3.1(z) of the Disclosure Letter, the Corporation has not granted to any Person any right, license or permission to use all or any portion of, or otherwise encumbered any of its rights in, or to, any of the Corporation IP. Except as set forth in Section 3.1(z) of the Disclosure Letter, the Corporation is not obligated to pay any royalties, fees or other compensation to any Person in respect of its ownership, use or license of any Intellectual Property. (vi) The operation of the Business does not infringe upon or misappropriate the Intellectual Property rights of any Person. Except as set forth in Section 3.1(z) of the Disclosure Letter, no claims have been asserted or are threatened by any Person alleging that the conduct of the Business, including the use of the Corporation IP, infringes upon any of their Intellectual Property rights. There are no valid grounds for any such bona fide claims by any such Persons alleging a conflict with or infringement of their Intellectual Property rights. There is no state of facts that casts doubt on the validity or enforceability of any of the Corporation IP.

– 30 – 121739605 v29 (vii) The transaction contemplated by this Agreement and the continued operation of the Business will not violate or breach the terms of any Contract for Licensed IP, or entitle any other party to any such Intellectual Property license to terminate or modify it, or otherwise adversely affect the Corporation’s rights under it. (viii) The Corporation IP as disclosed in Section 3.1(z) of the Disclosure Letter constitutes all Intellectual Property necessary for the conduct of the Business as presently conducted. Except as set forth in Section 3.1(z) of the Disclosure Letter, following Closing, the Corporation will be entitled to continue to use, practice and exercise rights in, all of the Corporation IP, to the same extent and in the same manner as used, practiced and exercised by the Corporation prior to Closing without financial obligation to any Person. (ix) Except as set forth in Section 3.1(z) of the Disclosure Letter, to the knowledge of the Vendor, no Person is currently infringing any of the Corporation IP. (x) Except as set forth in Section 3.1(z) of the Disclosure Letter, following the Closing, neither the Vendor nor any Affiliate of the Vendor will retain or use any of the Corporation IP. (xi) None of the Corporation Owned IP has been developed with the assistance or use of any funding or resources from third party agencies, including funding from any Governmental Entity or academic or research institution. (xii) The Corporation has taken reasonable precautions and measures in accordance with sound industry practices, including obtaining agreements in writing, to maintain, protect and enforce their rights in, and the confidentiality of, any trade secrets in the Corporation IP. Except as set forth in Section 3.1(z) of the Disclosure Letter, all current and former employees and consultants of the Corporation whose duties or responsibilities relate to the Business or the development of Intellectual Property for or on behalf of a Corporation has executed and delivered to the Corporation or an Affiliate thereof a valid and enforceable written agreement: (i) restricting the disclosure and use by such Person of any trade secrets and confidential information of the Corporation; and (ii) assigning all right, title and interest in and to all Intellectual Property arising during the course of such Person's employment by, engagement by, or contract with the Corporation, and where such rights, including moral rights, are incapable of assignment, they have been irrevocably waived. No such Person claims or has claimed, and to the knowledge of the Vendor, there are no grounds for any of the foregoing to assert a claim to, any ownership interest in any such Intellectual Property as a result of having been involved in the development thereof. (aa) Software and Technology. (i) Section 3.1(aa) of the Disclosure Letter contains a complete list of Software owned by, licensed to or used by the Corporation, identifying whether such Software is (xxix) owned by the Corporation, (xxx) customized for the Vendor, the object code and source code of which are licensed for use by the Vendor, (xxxi) customized for the Vendor, only the object code of which is licensed to the Vendor or (xxxii) off-the-shelf Software. Such Software does not contain any undisclosed program routine, device or other feature, including viruses, worms,

– 31 – 121739605 v29 bugs, time locks, Trojan horses or back doors, in each case that is designed to delete, disable, deactivate, interfere with or otherwise harm such Software, and any virus or other intentionally created, undocumented contaminant that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data. (ii) Except as set forth in Section 3.1(aa) of the Disclosure Letter, none of the Software owned by, licensed to or used by the Corporation contains any open source, “copyleft” or community source code, including any libraries or code licensed under the “General Public License”, “Lesser General Public License” or any other license agreement or arrangement obliging the Corporation to make source code publicly available, whether or not approved by the “Open Source Initiative”. (iii) The computer servers currently hosting the Corporations’ Internet websites are validly owned or a portion is validly leased by the Corporation. Section 3.1(aa) of the Disclosure Letter also sets out any applicable Internet hosting Contract including the term of the Contract, associated costs, corporate information of the host and amount of bandwidth to which the server is connected to the Internet. In addition, Section 3.1(aa) of the Disclosure Letter sets out the name and IP address of the Corporation’s Internet Web homepage and lists all similar names and addresses owned by the Corporation, and the date of the next annual payment. (iv) Section 3.1(aa) of the Disclosure Letter contains a complete list of all business interruption plans of the Corporation and a complete list of all material interruptions in the technology support of the Corporation that have occurred in the past 2 years and a description of the source and the Corporation’s responses to such interruption. (bb) Inventories. The inventory of the Corporation is good and usable and is capable of being processed and sold in the Ordinary Course, subject to a reasonable allowance for obsolete inventory consistent with the allowances reflected in the Financial Statements and the Interim Management Accounts. The inventory levels of the Corporation have been maintained at levels sufficient for the continuation of the Business in the Ordinary Course. All inventories of the Corporation have been determined and valued in accordance with the policies, practices and procedures set forth on Section 3.1(bb) of the Disclosure Letter. (cc) Subsidiaries. The Corporation has no subsidiaries and holds no shares or other ownership, equity or proprietary interests in any other Person. Financial Matters (dd) Books and Records. All accounting and financial Books and Records have been fully, properly and accurately kept and completed in all material respects. The Books and Records and other data and information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which will not be available to the Corporation in the Ordinary Course. (ee) Financial Statements. The Financial Statements and the Interim Management Accounts have been prepared in accordance with GAAP applied on a basis consistent with those of previous fiscal years and each presents fairly:

– 32 – 121739605 v29 (i) the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial position of the Corporation as at the respective dates of the relevant statements; and (ii) the sales and earnings of the Corporation during the periods covered by the Financial Statements or Interim Management Accounts, as the case may be. True, correct and complete copies of the Financial Statements and the Interim Management Accounts are attached as Section 3.1(ee) of the Disclosure Letter. (ff) No Liabilities. The Corporation has no liabilities or obligations of any nature whatsoever, whether known, unknown, due, to become due, direct, indirect, absolute, contingent or otherwise and whether or not required to be accrued on the financial statements of the Corporation and no matter, fact, circumstance or event has occurred which will give rise to any liability or obligation after Closing of any nature whatsoever, except for, in either case, (i) liabilities and obligations reflected or reserved against in the Financial Statements or the Interim Management Accounts, (ii) current liabilities incurred after the Interim Date which liabilities are in the Ordinary Course, or (iii) liabilities and obligations disclosed in the Disclosure Letter (including Section 3.1(ff)) of the Disclosure Letter). (gg) Bank Accounts and Powers of Attorney. Section 3.1(gg) of the Disclosure Letter is a correct and complete list showing (i) the name of each bank in which the Corporation has an account or safe deposit box and the names of all Persons authorized to draw on the account or to have access to the safety deposit box, and (ii) the names of all Persons holding powers of attorney from the Corporation. Copies of the powers of attorney have been provided to the Purchaser. Particular Matters Relating to the Business (hh) Environmental Matters. (i) Except as set forth in Section 3.1(hh) of the Disclosure Letter, there is and has been no Release into the Environment of any Hazardous Materials by the Corporation and, to the knowledge of the Vendor there are no Hazardous Materials located on, at or under any of the Subject Properties. (ii) Except as set forth in Section 3.1(hh) of the Disclosure Letter, the Corporation is conducting and has always conducted the Business in compliance with Environmental Laws. (iii) Except as set forth in Section 3.1(hh) of the Disclosure Letter, to the knowledge of the Vendor, none of the Subject Properties (A) has ever been used by any Person as a waste disposal site or as a licensed landfill, or (B) has ever had asbestos, asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under them. (iv) Except as set forth in Section 3.1(hh) of the Disclosure Letter, to the knowledge of the Vendor, no properties adjacent to any of the Subject Properties are contaminated with Hazardous Materials.

– 33 – 121739605 v29 (v) The Corporation has not transported, removed or disposed of any waste to a location outside of Canada or to a location not duly authorized by the appropriate Governmental Entity to receive such waste. (vi) Except as set forth in Section 3.1(hh) of the Disclosure Letter, the Corporation has not been required by any Governmental Entity to (i) alter any of the Subject Properties in a material way in order to be in compliance with Environmental Laws, or (ii) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with any real property. (vii) The Corporation has not received or, to the knowledge of the Vendor, been threatened with the receipt of any directive, inquiry, notice, order, warning or other communication from any Governmental Entity or other Persons that relates to any Hazardous Materials or any alleged actual or potential violation of or failure to comply with any Environmental Laws. (viii) The Corporation holds all Authorizations required under Environmental Laws to conduct the Business as it is currently conducted and such Authorizations are valid and in full force and effect. (ix) The Corporation has not, by contract or pursuant to Environmental Laws, assumed, undertaken, agreed to indemnify, retained or otherwise become subject to any liability or obligation of any other Person relating to or arising from any Environmental Law or pertaining to environmental matters as a result of the acquisition or disposition of any assets or real property. (x) Copies of all material reports and documents relating to the environmental matters affecting the Corporation or any of the Subject Properties which are in the possession or under the control of the Vendor have been made available to the Purchaser. To the knowledge of the Vendor, there are no other reports or documents relating to environmental matters affecting the Corporation or any of the Subject Properties which have not been made available to the Purchaser whether by reason of confidentiality restrictions or otherwise. (ii) Employees. (i) The Corporation is in material compliance with all terms and conditions of employment and all applicable Laws respecting employment, immigration and labour matters, including relating to pay equity, employment equity, wages, hours of work, vacation time and vacation pay, overtime, human rights, workers’ compensation, privacy, accessibility, workplace safety, harassment (including sexual harassment), workplace violence, termination of employment, conditions of employment, and occupational health and safety, and there are no outstanding claims, complaints, investigations or orders under any such Laws and to the knowledge of the Vendor there is no basis for such claim. (ii) The Corporation has not and is not engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Vendor, threatened against the Corporation.

– 34 – 121739605 v29 (iii) There is no collective agreement in force with respect to the employees of the Corporation nor is there any Contract with any employee association in respect of the employees of the Corporation. (iv) No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees of the Corporation by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of the Vendor, threatened to apply to be certified as the bargaining agent of any employees of the Corporation. To the knowledge of the Vendor, there are no threatened or pending union organizing activities involving any employees of the Corporation and no such event has occurred within the last five (5) years. There is no labour strike, dispute, work slowdown or stoppage pending or involving or, to the knowledge of the Vendor, threatened against the Corporation and no such event has occurred within the last give (5) years. (v) No trade union or Person has applied to have the Corporation declared a common or related employer pursuant to applicable Law. (vi) All amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits under the Employee Plans have either been paid or are accurately reflected in the Books and Records. (vii) Section 3.1(ii) of the Disclosure Letter contains a correct and complete list of each employee of the Corporation, whether actively at work or not, showing without names or employee numbers their salaries, wage rates, commissions, bonus or other incentive compensation arrangements, benefits, positions, status as full-time, part-time employees, temporary/fixed term, co-op, casual/on-call employee (or such other applicable status), location of employment, cumulative length of service with the Corporation and whether they are subject to a written employment Contract. Section 3.1(ii) of the Disclosure Letter contains for each employee their annual vacation entitlement in days, their accrued and unused vacation days as of June 30, 2025, any other annual paid time off entitlement in days, their accrued and unused days of such other paid time off as of June 30, 2025, and information as to whether any such employee is laid off or on a leave of absence with the reasons for any leave of absence. (viii) Except as set forth in Section 3.1(ii) of the Disclosure Letter, no employee of the Corporation has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance. (ix) Except as disclosed in Section 3.1(ii) of the Disclosure Letter, there are no severance, compensation, change of control, employment, retention or other Contracts or benefit plans with current or former employees providing for cash, bonus, or other compensation, benefits or acceleration of benefits upon the consummation of, or relating to, the transactions contemplated by this Agreement, including a change of control of the Corporation. (x) Section 3.1(ii) of the Disclosure Letter contains a correct and complete list of each independent contractor or consultant engaged by the Corporation

– 35 – 121739605 v29 including their names, consulting fees, any other forms of compensation or benefits, and whether they are subject to a written Contract. Current and complete copies of all such Contracts have been delivered or made available to the Purchaser. Each independent contractor who is disclosed on Section 3.1(ii) of the Disclosure Letter has been properly classified by the Corporation as an independent contractor and the Corporation has not received any notice from any Governmental Entity disputing such classification. (xi) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and the Corporation has not been reassessed in any material respect under such legislation during the past two (2) years and, to the knowledge of the Vendor, no audit of the Corporation is currently being performed pursuant to any applicable workplace safety and insurance legislation. The Corporation has not received any claim in writing and, to the knowledge of the Vendor, there are no claims or potential claims which may materially adversely affect the Corporation’s accident cost experience in respect of the Business. (xii) There are, and in the last give (5) years there have been, no orders or charges pending under applicable occupational health and safety legislation (“OHSA”) and there are no appeals of any orders under OHSA currently outstanding. (xiii) True and complete copies of all work permits and labour market impact assessment opinion confirmations relating to employees of the Corporation have been made available to the Purchaser. The Corporation is in compliance with all terms and conditions of the work permits and the labour market impact assessment confirmations. To the knowledge of the Vendor, no audit by a Governmental Entity is being conducted, or pending, in respect of any foreign workers. (xiv) The Corporation is not engaged with any personnel agency, and there are no outstanding, pending or to the knowledge of Vendor, threatened claims, complaints, investigations or orders relating to the employment of any personnel agency employees. (xv) The Corporation has investigated all workplace harassment (including sexual harassment) and workplace violence allegations and claims of which the Corporation is aware, relating to employees of the Corporation in compliance with all legal obligations. With respect to any such substantiated allegation or claim, the Corporation has taken corrective action that is reasonably calculated to prevent further workplace harassment (including sexual harassment) and workplace violence. (jj) Employee Plans. (i) Section 3.1(jj) of the Disclosure Letter lists all Employee Plans. The Vendor has furnished to the Purchaser true, correct and complete copies of all the Employee Plan documents, (or, to the extent no such copy exists, a written description of the material terms thereof) and any amendments thereto, together with all related documentation including funding and investment management agreements, summary plan descriptions, employee booklets (or other descriptions provided to employees), any related and current trust

– 36 – 121739605 v29 agreements, insurance policies or other funding instruments, the most recent actuarial reports, annual reports and accompanying schedules, financial statements, asset statements, material opinions and memoranda (whether externally or internally prepared) and material correspondence with Governmental Entities or other relevant Persons. No changes have occurred or are expected to occur which would materially affect the information contained in the actuarial reports, financial statements or asset statements required to be provided to the Purchaser. (ii) Except as set forth in Section 3.1(jj) of the Disclosure Letter, no Employee Plan is or has been a (a) “registered pension plan”, a “multi-employer pension plan”, “deferred profit sharing plan”, a “retirement compensation arrangement”, a “registered retirement savings plan”, a “retiring allowance”, a “pooled registered pension plan”, an “employee trust”, an “employees profit sharing plan”, or a “tax- free savings account” as such terms are defined in the Tax Act, or (b) a self- insured group health plan (including any such plan pursuant to which a stop- loss policy or Contract applies). (iii) The Corporation does not and has never sponsored or participated in a defined benefit pension plan. (iv) All Employee Plans have been established, registered, administered, funded, communicated and invested in accordance with all Laws, including applicable pension and benefits Laws and the Tax Act. To the knowledge of the Vendor, no fact or circumstance exists which could reasonably be expected to adversely affect the registered status of any such Employee Plan. Neither the Corporation nor any of its agents or delegates has breached any fiduciary obligation with respect to the administration or investment of any Employee Plan. (v) The Corporation has made all contributions and paid all premiums in respect of each Employee Plan in a timely fashion in accordance with the terms of each Employee Plan and applicable Laws. The Corporation has paid in full all contributions and premiums for the period up to the Closing Date even though not otherwise required to be paid until a later date or has made full and adequate disclosure of and provision for such contributions and premiums in the Books and Records. (vi) Other than routine claims for benefits, to the knowledge of the Vendor, no Employee Plan is subject to any pending action, investigation, examination, claim (including claims for Taxes) or any other proceeding initiated by any Person or Governmental Entity, and there exists no state of facts which could reasonably be expected to give rise to any such action, investigation, examination, claim or other proceeding. (vii) No insurance policy or any other agreement affecting any Employee Plan requires or permits a retroactive increase in contributions, premiums other payments due under such insurance policy or agreement. (viii) None of the Employee Plans provide for health and welfare benefits to retired or terminated employees or to the beneficiaries or dependants of such employees, other than as required by applicable Law.

– 37 – 121739605 v29 (ix) Subject to the requirements of applicable Laws, no provision of any Employee Plan, and no act or omission of the Corporation, in any way limits, impairs, modifies or otherwise affects the right of the Corporation to unilaterally amend or terminate any Employee Plan, and there are no existing commitments or intentions to improve or otherwise amend, modify or terminate any Employee Plan. (x) No advance tax rulings have been sought or received in respect of any Employee Plan. (xi) All employee data necessary to administer each Employee Plan in accordance with its terms and conditions and all Laws is in possession of the Corporation in a form which is sufficient for the proper administration of each Employee Plan. (kk) Insurance. The Assets are reasonably insured against loss or damage by all insurable hazards or risks on a replacement cost basis. Section 3.1(kk) of the Disclosure Letter contains a correct and complete list of insurance policies which are maintained by the Corporation setting out, in respect of each policy, the type of policy, the name of insurer, the coverage allowance, the expiration date, the annual premium and any pending claims. The Corporation has sufficient product liability insurance that is commercially reasonable for a company operating the Business, and the Corporation has provided Purchaser with evidence of such insurance. The Corporation is not in default with respect to and has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion. To the knowledge of the Vendor, there are no circumstances in respect of which any Person could make a claim under any insurance policy. There has not been any material adverse change in the relationship of the Corporation with its insurers, the availability of coverage, or in the premiums payable pursuant to the policies. Part of Section 3.1(kk) of the Disclosure Letter is a list setting forth any and all claims, with reasonable particulars, made under any policies of insurance maintained by or for the benefit of the Corporation over the past 5 calendar years prior to this date. Copies of all insurance policies of the Corporation and the most recent inspection reports received from insurance underwriters have been delivered to the Purchaser. (ll) Litigation. Except as described in Section 3.1(ll) of the Disclosure Letter, there are no (i) actions, suits or proceedings, at law or in equity, by any Person (including the Corporation), (ii) any grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of the Vendor any investigation by) any Governmental Entity, pending, or, to the knowledge of the Vendor, threatened against or affecting the Corporation, the Business or any of the Assets, and, to the knowledge of the Vendor, there is no valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation by or against the Corporation. The Corporation is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has the Corporation settled any claim prior to being prosecuted in respect of it. Except as disclosed in Section 3.1(ll) of the Disclosure Letter, the Corporation is not the plaintiff or complainant in any action, suit or proceeding, grievance, arbitration or alternative dispute resolution process. (mm) Customers and Suppliers. Section 3.1(mm) of the Disclosure Letter is a true and correct list setting forth the ten largest customers and the ten largest suppliers of the Corporation by dollar amount as at the date of the Interim Management Accounts.

– 38 – 121739605 v29 (nn) Product Warranties. Except as described in Section 3.1(nn) of the Disclosure Letter, there are no liabilities or obligations, including product liability, product warranty or service warranty liabilities and obligations, in respect of any products or services manufactured, constructed, installed, shipped, distributed, sold or provided by the Vendor in connection with the Business prior to the Closing Date other than those standard product warranties provided to customers in standard contracts and covered by insurance, and there are not matters, facts, circumstances or events in existence which will give rise to such liabilities or obligations after Closing. Notwithstanding the occurrence of the transactions contemplated by this Agreement, the Corporation shall be entitled to make a claim under the insurance policy called Contrat d’Assurance Responsabilité Civile Générale Anjac No 76212434-30048 (au 1e janvier 2025) for a period of five years of “extended reporting” following Closing with respect to products of the Corporation produced at any time during the 5-year period prior to the Closing Date (and regardless of the time of the claim) in accordance with the terms of such policy. (oo) Product Compliance. (i) All of the activities undertaken by the Corporation and all products developed, manufactured, tested, packaged, labelled, distributed, marketed or sold by or on behalf of the Corporation comply with all applicable Laws and Authorizations and the Corporation possesses scientifically reliable information or third-party certifications or registrations to substantiate all representations made about the Business and products of the Business, including representations regarding conformity of the Business or product of the Business to a particular standard. (ii) None of the products of the Business have been during the past five (5) years involuntarily or voluntarily withdrawn or recalled, and there have been no issued recall, field alert, field correction, market withdrawal or replacement, safety alert or other notice or action, in each case relating to an alleged lack of quality, safety or regulatory compliance of any product of the Business. No product developed, manufactured, tested, packaged, labelled, distributed, marketed or sold by the Corporation has been seized or detained, and as of the date hereof, there are no facts or circumstances reasonably likely to cause (A) the seizure, denial, withdrawal, recall, or detention relating to any such product; or (B) a termination, seizure or suspension of the development, manufacture, testing, packaging, labelling, distribution, marketing or sale of any such product. No proceedings is seeking the withdrawal, recall, correction, suspension, import detention or seizure of any such product are pending or threatened against the Corporation. (iii) None of the products of the Business that are currently in market pose a risk of illness or injury when used or consumed in the intended manner and in accordance with the label directions of such product. (iv) There have been no material consumer or customer complaints or return of products developed, manufactured, tested, packaged, labelled, distributed, marketed or sold by the Corporation (including products in production) in the past five (5) years for reasons relating to non-compliance with applicable Laws or Authorizations or product safety or quality requirements and there are no proceedings pending or threatened against the Corporation for any warranty obligations relating to the quality or safety of any products of the Business.

– 39 – 121739605 v29 (pp) Taxes. (i) The Corporation has paid all Taxes, including all instalments on account of Taxes, which are due and payable by it (whether or not shown as due on any Tax Return) within the time required by applicable Law. The Corporation has made full and adequate provision in the Financial Statements and Interim Management Accounts for all Taxes for the periods to which such statements relate. Since the Interim Date, no liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed in writing to be assessed, incurred or accrued, other than in the Ordinary Course. The Corporation has not claimed or received any refund of Taxes or credit against Taxes to which it is not entitled. (ii) The Corporation has filed or caused to be filed with the appropriate Governmental Entity, within the times and in the manner prescribed by applicable Law, all Tax Returns which are required to be filed by it. The information contained in all Tax Returns of the Corporation is accurate and complete. (iii) The liability for income Taxes of the Corporation has been assessed by all relevant Governmental Entities for all periods up to and including December 31, 2023. There are no outstanding agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return by, or any payment of Taxes by, the Corporation. The Corporation has not received a ruling from any Governmental Entity in respect of Taxes, and, without limiting the generality of the foregoing, the Corporation is not a party to or bound by any obligation under any Tax sharing or allocation agreement or similar contract or arrangement. (iv) There are no claims, actions, suits, audits, proceedings, investigations or other actions pending or threatened in writing against the Corporation in respect of Taxes other than as set out in Section 3.1(pp) of the Disclosure Letter. The Corporation is not negotiating any final or draft assessment or reassessment in respect of Taxes with any Governmental Entity and the Corporation has not received any indication in writing from any Governmental Entity of any proposed assessment or reassessment in respect of any Taxes for any Pre-Closing Tax Period. (v) The Corporation has withheld and collected all amounts required by applicable Law to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Entity within the time prescribed under any applicable Law. (vi) There are no circumstances existing which could result in the application of section 15, section 78, or sections 80-80.04 of the Tax Act, or any equivalent provision under applicable provincial law, to the Corporation. (vii) The Corporation has not claimed nor will it claim any reserve under any provision of the Tax Act or any equivalent provincial provision in respect of its taxation year ending in connection with the Closing, except to the extent that it has claimed a similar reserve or applied a similar policy for accounting purposes

– 40 – 121739605 v29 that is taken into account in the Final Closing Statement in a manner that reduces the Purchase Price. (viii) The Corporation has not acquired property in circumstances that have resulted in or that would result in the Corporation becoming liable to pay Taxes of any Person under subsection 160(1) of the Tax Act or any analogous provision of any comparable Law of any province or territory of Canada. (ix) The Corporation has complied in all materials respects with the transfer pricing provisions of section 247 of the Tax Act and all other applicable Tax Laws, including the contemporaneous documentation requirements thereof. (x) The Corporation has never had a permanent establishment in a jurisdiction outside of its country of organization and has never been subject to income tax in a jurisdiction outside of its country of organization. No claim has ever been made by a Governmental Entity in respect of Taxes in a jurisdiction where the Corporation does not file Tax Returns that the Corporation is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction. (xi) The Corporation has not undertaken, participated in or been contractually obligated to participate in any “reportable transaction” as defined in subsection 237.3(1) of the Tax Act, any “notifiable transaction” as defined in subsection 237.4(1) of the Tax Act or any transaction that is subject to the similar provisions of any other applicable Tax Law. (xii) Any research and development investment tax credits (“ITCs”) claimed by the Corporation were claimed in accordance with the Tax Act and the provincial Tax Laws and the Corporation satisfied at all times the relevant criteria and conditions entitling it to such ITCs. Any refunds of ITCs received or receivable by the Corporation in any taxation year were claimed in accordance with the Tax Act and the relevant provincial Tax Laws and the Corporation satisfied at all times the relevant criteria and conditions entitling it to claim a refund of such ITCs. (xiii) The Corporation has: (i) duly and timely completed and filed all CEWS Returns required to be filed by it, or that it elected to file, and all information contained in the CEWS Returns of the Corporation is complete and accurate; and (ii) not claimed CEWS to which it was not entitled. (xiv) The Purchased Shares are not “taxable Canadian property” (as defined in subsection 248(1) of the Tax Act) that are not “treaty-protected property” (as defined in subsection 248(1) of the Tax Act). Nothing in the Tax Representations or otherwise in this Agreement shall be construed as a representation or warranty with respect to the availability for use or carryover in a taxable period that is not a Pre-Closing Tax Period of any amount of any non-capital loss, capital loss, Tax credit, or Tax cost of the Corporation.

– 41 – 121739605 v29 (qq) Data Security and Privacy Requirements. (i) The Corporation has complied, and has documented such compliance, with all Data Security and Privacy Requirements pertaining to the Business. (ii) The Corporation has not been subject to any order or proceeding with respect to any actual or alleged non-compliance with any Data Security and Privacy Requirements. No such proceeding is threatened against the Corporation, and the Corporation is not aware of any facts or circumstances that may reasonably be anticipated to give rise to any such order or of any proceeding or a notification or reporting requirement under any Data Security and Privacy Requirement. The Corporation has not received within the past two years any written complaint alleging a violation of any Data Security and Privacy Requirement. (iii) The Corporation has not suffered, discovered or been notified of any loss, unauthorized access to or acquisition, use, disclosure or breach of any Personal Information or information technology asset, including any incident that (i) either constitutes (1) a breach of Personal Information, or (2) a security breach, under any Data Security and Privacy Requirement, or (ii) materially compromises (individually or in the aggregate) the confidentiality, security or privacy of any Personal Information. The Corporation has not notified or had any obligation under any applicable Data Security and Privacy Requirement to notify, any affected Person (including any Governmental Entity) or the media of any breach of Personal Information. (iv) The Corporation has implemented and maintained a comprehensive information security program including documented cybersecurity measures and policies that: (i) comply with all Data Security and Privacy Requirements and are consistent with current leading industry standards and practices of a business operating in a similar industry; (ii) identify internal and external risks to the security of any proprietary or confidential information in the Corporation’s possession, including Personal Information and the rights and freedoms of the subjects of that Personal Information; (iii) monitor and protect Personal Information and all information technology assets against any unauthorized Processing or corruption and in compliance with Data Security and Privacy Requirements; (iv) implement, monitor, and maintain appropriate, adequate and effective administrative, organizational, technical, and physical safeguards to control the risks described above in (ii) and (iii); (v) assess the Corporation’s data security practices, programs and risks; and (vi) maintain incident response and notification procedures in compliance with applicable Data Security and Privacy Requirements, including in the case of any breach of security compromising Personal Information. The Corporation takes all necessary steps to ensure that any Personal Information collected or handled by authorized third parties acting on behalf of the Corporation provides similar safeguards, in each case, in compliance with applicable Data Security and Privacy Requirements and consistent with general industry standards. (v) There is no deficiency in the Corporation’s cybersecurity measures or policies that could reasonably result in a loss of data or a breach of security of the Corporation in any material respect. The Corporation has performed security risk assessments no less frequently than annually for the past 5 years that meet any requirements to perform security assessments under any Data Security and

– 42 – 121739605 v29 Privacy Requirements and has addressed and fully remediated all threats and deficiencies identified in each security risk assessment. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT Section 4.1 Representations and Warranties of the Purchaser and Parent Each of the Purchaser and Parent represents and warrants as follows to the Vendor as of the date hereof and acknowledges and agrees that the Vendor is relying on such representations and warranties in connection with its sale of the Purchased Shares: (a) Incorporation and Corporate Power. The Purchaser is a corporation incorporated and existing under the laws of Ontario. Parent is a corporation incorporated and existing under the laws of Delaware. Each of the Purchaser and Parent has the corporate power and authority to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. (b) Corporate Authorization. The execution and delivery of and performance by each of the Purchaser and Parent of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by them have been duly authorized by all necessary corporate action on the part of the Purchaser and Parent. (c) No Conflict. The execution and delivery of and performance by each of the Purchaser and Parent of this Agreement and each of the Ancillary Agreements to which it is a party: (i) do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a violation or breach of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws; (ii) do not and will not (or would not with the giving of notice, the lapse of time or the happening or any other event or condition) constitute or result in a breach or violation of, or conflict with or allow any other Person to exercise any rights under, any of the terms or provisions of any Contracts or instruments to which it is a party; and (iii) do not and will not result in the violation of any Law. (d) Required Authorizations. There is no requirement to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement. (e) Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which any of the Purchaser or Parent is a party have been duly executed and delivered by the Purchaser or Parent, as applicable, and constitute legal, valid and binding agreements of the Purchaser and Parent, enforceable against it in accordance with their respective terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting creditors’ rights, and (ii) the discretion that a court may

– 43 – 121739605 v29 exercise in the granting of equitable remedies such as specific performance and injunction. (f) Securities Laws. The Purchaser is acquiring the Purchased Shares as principal and not as agent and is acquiring the Purchased Shares for investment purposes only and not with a view to resale or distribution. The Purchaser is a resident of the Province of Ontario and is a purchaser described in s. 2.4 (private issuer) of National Instrument 45-106 – Prospectus Exemptions (as adopted by the Ontario Securities Commission). (g) Litigation. As of the date of this Agreement, there are no actions, suits, appeals, claims, investigations, orders, proceedings, arbitrations or alternative dispute resolution processes in progress, pending or, to the knowledge of the Purchaser and Parent, threatened against (i) the Purchaser, Parent or any of their Affiliates; or (ii) any of their respective assets, that would prevent, materially alter or materially delay any of the transactions contemplated by this Agreement. (h) Financial Resources. Parent and the Purchaser have the financial means to complete the transactions that form the subject matter hereof without resort to any external sources of financing not committed at the date hereof. The Purchaser’s and Parent’s obligations hereunder are not subject to any conditions regarding its or any other Person’s ability to obtain or provide financing for the consummation of the transaction contemplated by this Agreement. Parent and the Purchaser have, and will have on the Closing Date, all necessary funding or other financing in order to have prior to Closing sufficient immediately available funds to pay in full the Purchase Price and to pay all other amounts due and payable in accordance with this Agreement on the Closing Date. (i) Brokers. No agent, broker, investment banker, financial advisor or other Person is entitled to any brokers’ or finders’ fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or Parent or their Affiliates. (j) Financial Statements. The non-audited financial statements of the Parent for the fiscal year ended on March 31, 2025, a copy of which has been shared by the Purchaser with Vendor by email from Stikeman Elliott to Davies Ward Phillips and Vineberg LLP on July 28, 2025 at 19:55 ET: (i) have been prepared in accordance with applicable Laws and accounting principles, (ii) constitute the basis of the consolidation work done by the statutory auditors of Prestige Consumer Healthcare Inc. for the same period and for the matters related to the Parent, and the statutory auditors of Prestige Consumer Healthcare Inc. have not raised any issues with those financial statements and (iii) present fairly the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial position of the Parent as at March 31, 2025. ARTICLE 5 PRE-CLOSING COVENANTS OF THE PARTIES Section 5.1 Conduct of Business Prior to Closing (1) During the Interim Period, the Vendor shall cause the Corporation to conduct the Business in the Ordinary Course. (2) Without limiting the generality of Section 5.1(1) and without derogating from the obligation of the Vendor in Section 6.1(a), the Vendor shall cause the Corporation to:

– 44 – 121739605 v29 (a) maintain adequate levels of inventories to carry on the Business in the Ordinary Course; (b) maintain the tangible Assets in good state of repair and condition, subject to normal wear and tear; (c) comply with all Authorizations and contractual obligations under the Contracts in all material respects; (d) maintain all Books and Records in the usual and ordinary manner; (e) use its commercially reasonable efforts to preserve intact the current business organization of the Corporation, keep available the services of the present employees and agents of the Corporation and maintain good relations with, and the goodwill of, the suppliers, customers, landlords, creditors, distributors and all other Persons having business relationships with the Corporation; (f) use its commercially reasonable efforts to retain possession and control of its Assets and preserve the confidentiality of any confidential or proprietary information of the Business or the Corporation; (g) use its reasonable best efforts to obtain the following permits with respect to the Owned Properties: (i) demolition permit in respect of the garage/accessory building that is in the process of being removed; and (ii) zoning review and building permit in respect of the shipping containers on the Owned Properties; and (h) otherwise periodically report to the Purchaser concerning the state of the Business and the Corporation. (3) Without limiting the generality of Section 5.1(1) and without derogating from the obligation of the Vendor in Section 6.1(a) but subject to applicable Laws, the Vendor shall not, without the prior written consent of the Purchaser, permit the Corporation to: (a) accept any purchase orders with respect to ophthalmology or other eye or ear care products that are produced on the MAR, BAT or IMA lines other than in the Ordinary Course or that would take less than 6 months to deliver from the date of the purchase order; (4) Without limiting the generality of Section 5.1(1) and without derogating from the obligation of the Vendor in Section 6.1(a), but subject to applicable Laws, the Vendor shall use reasonable best efforts to ensure the Corporation does not, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed: (a) sell, transfer or otherwise dispose of any of the Assets except for (i) Assets which are obsolete and which individually or in the aggregate do not exceed $200,000, or (ii) inventory sold in the Ordinary Course; (b) make any capital expenditure or commitment that is inconsistent with the Capital Expenditure Budget, which was not previously disclosed to, and approved by, the Purchaser in writing; (c) make any operational expenditure or commitment to upgrade the Corporation’s existing information technology, including software;

– 45 – 121739605 v29 (d) discharge any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceeds $200,000 other than in the Ordinary Course or in accordance with the applicable terms and conditions by which the Corporation is bound as at the date hereof; (e) increase its indebtedness for borrowed money or make any loan or advance or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any Person; (f) make any bonus or profit sharing distribution or similar payment of any kind except as may be required by the terms of a Material Contract, a contract listed in Section 3.1(ii) of the Disclosure Letter; (g) remove any director or terminate any officer or other Senior Employee; (h) grant any general increase (whether orally or in writing) in the rate of wages, salaries, bonuses or other remuneration of any employees except as may be required by the terms of a Material Contract or a contract listed in Section 3.1(ii) of the Disclosure Letter; (i) enter into, adopt, amend or terminate any Employee Plan (or any arrangements that would be an Employee Plan if in effect as of the date hereof), or increase the benefits to which employees are entitled under any Employee Plan or create any new Employee Plan; (j) cancel or waive any material claims or rights; (k) compromise or settle any litigation, proceeding or governmental investigation relating to the Assets, the Business or the Corporation; (l) cancel or reduce any of its insurance coverage; (m) lease, sublease, license, or similarly occupy, any real property, or grant a right to any other party to lease, sublease, license, or similarly occupy, the Owned Properties, or enter into any oral or written Contracts, letters of intent or similar arrangements to lease, sublease, license, or similarly occupy, any real property, including to grant a right to any other party to lease, sublease, license, or similarly occupy, the Owned Properties; (n) purchase or acquire, or enter into any oral or written Contracts, letters of intent or similar arrangements to purchase or acquire, any real property; (o) extend or renew the term or decided not to extend or renew of any Material Contract or accept any new customers; (p) take any action which shall adversely affect title to the Owned Properties or grant, cause or permit any Liens, work orders, building permits, undertakings, notices of deficiency, non-compliance or violations, or other similar notices to be placed on record on the Owned Properties; (q) accelerate or delay the processing and/or production of orders in a manner that is not consistent with the terms of the applicable purchase order or is otherwise not consistent with past practice; or

– 46 – 121739605 v29 (r) authorize, agree, or otherwise commit, whether or not in writing, to do any of the foregoing. (5) The Vendor shall use its best efforts, and shall use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure that the Remediation steps are performed in accordance with Schedule 1.1(c). (6) From the date hereof until the Closing Date, the Vendor shall cause the Corporation to contest the CRA Audit diligently and exercise its best efforts to resolve the CRA Audit in a manner that maximizes the amount of the expenses and deductions (including capital cost allowance) that are allowed. The Vendor shall keep the Purchaser fully informed regarding the status of the CRA Audit and promptly provide the Purchaser with copies of all correspondence relating thereto. Section 5.2 Access for Due Diligence (1) Subject to applicable Law, during the Interim Period, the Vendor shall (i) upon reasonable notice, permit the Purchaser and its employees, agents, counsel, accountants or other representatives, to have reasonable access during normal business hours to (A) the premises of the Corporation and any of the Subject Properties, including for the purposes of environmental sampling and investigations, (B) the Assets, including all Books and Records whether retained by the Vendor, the Corporation or otherwise, (C) all Contracts and Leases, and (D) the Senior Employees, so long as the access does not unduly interfere with the ordinary conduct of the Business and that the Vendor is advised one Business Day in advance of such access and the Vendor shall be entitled to have a representative that is not an officer or employee of the Corporation present; and (ii) furnish to the Purchaser or its employees, agents, counsel, accountants or other representatives such available financial and operating data and other information with respect to the Assets and the Corporation as the Purchaser from time to time reasonably requests. (2) During the Interim Period, the Purchaser hereby agrees that it is not authorized to and shall not, and shall not permit any of their respective representatives to, contact any employee (excluding Senior Employees), customer, supplier, distributor or other material business relation of the Corporation regarding the transactions contemplated by this Agreement, in each case, without the prior written consent of the Vendor, such consent not to be unreasonably withheld, conditioned or delayed. Section 5.3 Purchaser and Parent Confidentiality (1) Until the Closing and in the event of termination of this Agreement without Closing, Parent and the Purchaser shall keep confidential and shall not use for any improper purpose or disclose to any other Person any information obtained from the Vendor, the Corporation or their respective agents and representatives, unless such information (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement, (ii) becomes available to the Purchaser or Parent on a non-confidential basis from a source other than the Vendor, the Corporation or their respective agents and representatives, unless the Purchaser or Parent knows that such source is prohibited from disclosing the information to the Purchaser or Parent by a contractual, fiduciary or other legal obligation to the Vendor or the Corporation, or (iii) was known to the Purchaser or Parent on a non-confidential basis before its disclosure to the Purchaser or Parent by the Vendor, the Corporation or their respective agents and representatives. In the event the Purchaser or Parent is required by Law to disclose any confidential information, the Purchaser and Parent shall, to the extent not prohibited by applicable Law, provide the Vendor with prompt notice of such requirements so

– 47 – 121739605 v29 that the Vendor or the Purchaser (at the request and expense of the Vendor) may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 5.3. Subject to the next sentence, if this Agreement is terminated, promptly after such termination, the Purchaser and Parent shall return or cause to be returned or destroyed all documents, work papers and other material (whether in written, printed, electronic or computer printout form and including all copies) obtained from the Vendor, the Corporation or their respective agents and representatives in connection with this Agreement together with all derivative materials prepared or created by the Purchaser or Parent. The Purchaser and Parent may retain one copy of all such documents, work papers and other materials in a sealed envelope left with its solicitors, which sealed envelope is not to be opened except in circumstances where this Agreement or the transaction contemplated herein are the subject of litigation or otherwise with the consent of the Vendor. (2) Notwithstanding any other provision of this Agreement, each Party may disclose to any and all Persons, without limitation of any kind, the tax treatment of any transactions undertaken pursuant to or in connection with this Agreement. As used in this Section 5.3(2), the term “tax treatment” refers to a treatment in respect of a transaction, or series of transactions, that a Person uses, or plans to use, in a return of income or an information return (or would use in a return of income or an information return if a return of income or an information return were filed) and includes the decision not to include a particular amount in a return of income or an information return, but does not include the names of the Parties or commercial information that is unrelated to Taxes. The foregoing is intended to prevent any transactions undertaken pursuant to or in connection with this Agreement from being considered to occur under conditions of confidentiality amounting to “confidential protection” in respect of a tax treatment for purposes of the “reportable transaction” rules in section 237.3 of the Tax Act, and shall be construed in a manner consistent with such purpose. Section 5.4 Actions to Satisfy Closing Conditions (1) The Vendor shall use its reasonable best efforts, and shall use its reasonable best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section 6.1 (2) The Vendor shall use its reasonable best efforts to obtain the Section 116 Insurance Policy on or prior to September 15, 2025. (3) The Purchaser and Parent shall use their reasonable best efforts, and shall use their reasonable best efforts to cause other actions to be taken which are not within their power to control, so as to ensure compliance with all of the conditions set forth in Section 6.2. Section 5.5 Transfer of the Purchased Shares The Vendor shall take all necessary steps and corporate proceedings to permit good title to the Purchased Shares to be duly and validly transferred and assigned to the Purchaser at the Closing, free of all Liens other than the restrictions on transfer, if any, contained in the articles of the Corporation. Section 5.6 Notices and Requests for Consents (1) The Vendor shall use its reasonable best efforts to obtain or cause to be obtained prior to Closing, all consents, approvals and waivers that are required by the terms of the Leases and the Contracts to which the Corporation is a party in order to complete the transactions contemplated by this Agreement, including the consents, approvals and waivers described in

– 48 – 121739605 v29 Section 3.1(e) of the Disclosure Letter. Such consents, approvals and waivers will be upon such terms as are acceptable to the Purchaser, acting reasonably. The Purchaser and Parent shall co-operate in obtaining such consents, approvals and waivers. (2) The Vendor shall use its reasonable best efforts to provide or cause to be provided all notices that are required by the terms of the Leases and the Contracts to which the Corporation is a party in connection with the transactions contemplated by this Agreement and shall, where requested by the Purchaser, co-operate with the Purchaser in the drafting and delivery of such notice. (3) The Vendor shall use its reasonable best efforts to cause the Corporation to discuss in good faith an amendment to the Loan Agreement between the Corporation and Kevin Gadient entered into on January 20, 2023, on terms satisfactory to the Purchaser which amendment would provide that, among other things, a portion of at least 50% of the retention amount under the applicable Retention Agreement may be applied to the principal owed under that Loan Agreement. Section 5.7 Filings and Authorizations (1) Each of the Parties, as promptly as practicable after the execution of this Agreement, shall (i) make, or cause to be made, all filings and submissions under all Laws applicable to it, that are required for it to consummate the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement, (ii) use its reasonable best efforts to obtain, or cause to be obtained, all Authorizations necessary or advisable to be obtained by it in order to consummate such transfer, and (iii) use its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations under this Agreement. (2) The Parties will coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 5.7 including providing each other with advanced copies and reasonable opportunity to comment on all notices and information supplied to or filed with any Governmental Entity (including notices and information which a Party, acting reasonably, considers highly confidential and sensitive which may be provided on a confidential and privileged basis to outside counsel of the other Party), and all notices and correspondence received from any Governmental Entity. To the extent that any information or documentation to be provided by the Vendor to the Purchaser or Parent pursuant to this Section 5.7 is competitively sensitive, such information may be provided only to external counsel for the Purchaser and Parent on an external counsel only basis. (3) Despite Section 5.7(1) and Section 5.7(2) above, the Purchaser is under no obligation to (i) negotiate or agree to the sale, divestiture or disposition by the Purchaser of its or its Affiliates’ assets, properties or businesses or the Corporation’s or its subsidiaries’ assets, properties or businesses, (ii) negotiate or agree to any form of behavioural remedy including an interim or permanent hold separate order, or any form of undertakings or other restrictions on its or its Affiliates’ assets, properties or businesses or the Corporation or its subsidiaries or any of their assets, properties or businesses or (iii) take any steps or actions that would, in the sole discretion of the Purchaser, affect the Purchaser’s right to own, use or exploit either the Assets or any of the Purchaser’s assets. Section 5.8 R&W Insurance Policy (1) The Purchaser acknowledges that the Vendor has entered into this Agreement in reliance on the fact that Purchaser has obtained, as of the date of this Agreement, and shall maintain, the

– 49 – 121739605 v29 R&W Insurance Policy. The Purchaser has delivered to the Vendor a true and correct copy of the binder for the R&W Insurance Policy. (2) The R&W Insurance Fees shall at the sole cost of the Vendor. (3) The Parties acknowledge that the R&W Insurance Policy expressly waives any claims of subrogation against the Vendor, other than in the case of Fraud. The Purchaser shall not terminate, modify, amend or waive any rights under the R&W Insurance Policy in any manner that has an adverse impact on the Vendor without the prior written consent of the Vendor, and the R&W Insurance Policy shall provide at all times that: (i) the R&W Insurance Provider waives its subrogation rights against the Vendor and shall not pursue any claim against the Vendor, except in connection with Fraud of the Vendor; (ii) the Purchaser shall not modify the limitations on subrogation against the Vendor, if any, under the R&W Insurance Policy or otherwise amend the R&W Insurance Policy in such a manner that would reasonably be expected to increase or potentially increase the liability of the Vendor or otherwise be adverse to the Vendor without the prior written consent of the Vendor; (iii) the Vendor is a third-party beneficiary of the applicable R&W Insurance Provider’s waiver of subrogation rights against the Vendor, except in the case of Fraud of the Vendor. (4) Notwithstanding any other provision of this Agreement, neither any revocation, cancellation or modification of the R&W Insurance Policy after the date hereof, nor any inability of or failure by the R&W Insurance Provider to pay, or any denial of coverage by the R&W Insurance Provider in respect of, any Damages which may be contemplated by or otherwise be indemnifiable under the R&W Insurance Policy shall result in liability under this Agreement for the Vendor. Section 5.9 Exclusive Dealing During the Interim Period, the Vendor shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, or enter into any agreement with, any Person (other than Purchaser) relating to any transaction involving the sale of any shares of the Vendor or the Corporation or the sale of the Business or any of the Assets (other than as permitted in this Agreement) or any other business combination. For the avoidance of doubt, this Section 5.9 shall not apply to the Pre-Closing Reorganization. Section 5.10 Parent Guarantee (1) The Parent hereby absolutely, unconditionally and irrevocably guarantees, as a direct obligation, in favour of the Vendor the full and timely performance, observance and payment by the Purchaser of each and every covenant, agreement, undertaking, representation, warranty, indemnity and obligation of the Purchaser contained in this Agreement (collectively, the “Purchaser Obligations”), including the obligation of the Purchaser to pay the Purchase Price and any adjustment thereto when required in accordance with the terms of this Agreement. The Parent covenants and agrees to cause the Purchaser to perform the Purchaser Obligations. (2) The Parent waives (i) any notice of the creation, renewal, extension or accrual of the guarantee, (ii) notice of or proof of reliance by the Vendor on the guarantee or acceptance of the guarantee, and (iii) diligence, presentment, protest, demand for payment and notice of default or nonpayment. The obligations and liabilities of the Parent under this Section 5.10 shall be binding upon and enforceable against the Parent without regard to the validity or enforceability of any other provision of this Agreement.

– 50 – 121739605 v29 (3) The obligations and liabilities of the Parent hereunder shall not be impaired, diminished, abated or otherwise affected by the commencement by or against the Purchaser or the Parent of any proceedings under any bankruptcy or insolvency law or Laws relating to the relief of debtors, re-adjustment of indebtedness, reorganization, arrangements, compositions or extensions or other similar Laws. (4) This Section 5.10 is a continuing guarantee and shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Parent and its successors and assigns thereof, until all the obligations contemplated by this Section 5.10 have been performed or satisfied by payment in full, as applicable, and shall inure to the benefit of the Vendor. (5) The Parent, as the direct parent of the Purchaser, anticipates that it will receive substantial economic benefit as a result of the transactions contemplated by this Agreement. The Parent acknowledges that by providing the guarantee set forth in this Section 5.10 it is providing a material inducement and condition to the Vendor agreeing to enter into this Agreement and complete the transactions contemplated hereby, and the Vendor would not have agreed to enter into this Agreement without such guarantee. (6) The liabilities and obligations of the Parent under this Section 5.10 are subject to the terms of this Agreement and will not exceed any liability or obligation of the Purchaser hereunder. The Parent is entitled to all rights, privileges and defences available to the Purchaser with respect to any obligation or liability, including all provisions of this Agreement relating to limitation of liability. Notwithstanding any other provision of this Agreement, the Vendor shall not be required to demand performance or payment of any of the Purchaser Obligations or provide evidence that the Purchaser has failed to perform, observe or pay any of the Purchaser Obligations before claiming against the Parent in respect thereof. Section 5.11 Section 116 Insurance Policy (1) The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance on the fact that the Vendor will obtain, on or before the Closing, the Section 116 Insurance Policy. (2) The Section 116 Insurance Policy Fees shall be at the sole cost of the Vendor, provided that, for greater certainty, to the extent the proposed Section 116 Insurance Policy Fees are higher than $2 million, the Vendor shall, in its sole and entire discretion, be entitled to pay such additional fees. (3) The Parties acknowledge that the Section 116 Insurance Policy shall expressly waive any claims of subrogation against the Purchaser and the Vendor, other than in the case of Fraud. The Vendor and the Purchaser shall not terminate, modify, amend or waive any rights under the Section 116 Insurance Policy expressly in any manner that has an adverse impact on the Purchaser or the Vendor without the prior written consent of the Purchaser or the Vendor, as applicable, and the Section 116 Insurance Policy shall provide at all times that: (i) the provider of Section 116 Insurance Policy waives its subrogation rights against the Purchaser and the Vendor and shall not pursue any claim against the Purchaser or the Vendor, except in connection with Fraud of the Purchaser or the Vendor, as applicable; and (ii) the Vendor and the Purchaser shall not modify the limitations on subrogation against the Purchaser or the Vendor, if any, under the Section 116 Insurance Policy or otherwise amend the Section 116 Insurance Policy in such a manner that would reasonably be expected to increase or potentially increase the liability of the Purchaser or the Vendor or otherwise be adverse to the Purchaser or the Vendor without the prior written consent of the Purchaser or the Vendor as applicable.

– 51 – 121739605 v29 (4) As between themselves, the Parties, as named insured and additional loss payee under the Section 116 Insurance Policy and for all purposes under the Section 116 Insurance Policy, agree (i) that any Third Party Claim made against the Purchaser arising from, related to, or in connection with the application of section 116 of the Tax Act in connection with the acquisition by the Purchaser of the Purchased Shares contemplated in this Agreement shall have precedence and priority over any Third Party Claim made against the Vendor in connection with the application of section 116 of the Tax Act in connection with the sale by the Vendor of the Purchased Shares contemplated in this Agreement, and (ii) do such reasonable acts as are necessary in connection with the Section 116 Insurance Policy to give effect to this Section 5.11(4). ARTICLE 6 CONDITIONS OF CLOSING Section 6.1 Conditions for the Benefit of the Purchaser The obligations of the Purchaser to consummate the purchase and sale of the Purchased Shares in accordance with Section 2.1 and the transactions contemplated herein are subject to the following conditions being satisfied on or prior to the Closing Date, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion: (a) Truth of Representations and Warranties. The representations and warranties of the Vendor contained in this Agreement or in any Ancillary Agreement were true and correct as of the date of this Agreement and are true and correct as of the Closing Date in all material respects with the same force and effect as if such representations and warranties had been made on and as of such date, and the Vendor shall have executed and delivered a certificate of a senior officer to that effect. Upon delivery of such certificate, the representations and warranties of the Vendor in Article 3 will be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date. (b) Performance of Covenants. The Vendor shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement required to be fulfilled or complied with by it at or prior to the Closing, and the Vendor shall have executed and delivered a certificate of a senior officer to that effect. (c) Consents and Authorizations. All consents, approvals and waivers listed in Section 6.1(c) of the Disclosure Letter, will have been made, given or obtained on terms acceptable to the Purchaser, acting reasonably and all such consents, approvals, wavers, filings, notifications and Authorizations will be in force and will not have been modified. (d) Deliveries. The Vendor shall deliver or cause to be delivered to the Purchaser the following in form and substance satisfactory to the Purchaser acting reasonably: (i) share certificates representing the Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record, together with evidence satisfactory to the Purchaser that the Purchaser or its nominee(s) have been entered upon the books of the Corporation as the holder of the Purchased Shares;

– 52 – 121739605 v29 (ii) certified copies of (i) the charter documents and by laws of each of the Vendor and the Corporation, (ii) all resolutions of the shareholders and the board of directors of each of the Vendor and the Corporation approving the entering into and completion of the transaction contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of the directors and officers authorized to sign agreements together with their specimen signatures; (iii) a certificate of status, compliance, good standing or like certificate with respect to the Vendor and the Corporation issued by appropriate government officials of their respective jurisdictions of incorporation and, in the case of the Corporation, of each jurisdiction in which the Corporation carries on its business as listed in Section 3.1(a) of the Disclosure Letter; (iv) the certificates referred to in Section 6.1(a) and Section 6.1(b); (v) evidence of the release and valid discharge of (or covenant to release and discharge following the Closing, on terms and conditions satisfactory to the Purchaser, acting reasonably): (A) all Liens on, against or in respect of the securities, assets or properties (including the Owned Property), other than Permitted Liens; and (B) all Liens on, against or in respect of the Purchased Shares; (vi) evidence satisfactory to the Purchaser, acting reasonably, that: (A) the BAT Line is operational and has produced at least [***] units in the aggregate during any period of 30 consecutive days, with such period commencing no earlier than September 1, 2025; (B) the IMA Line is operational (as evidenced by the completion of the Pre- Closing Remediation steps applicable to the IMA Line); and (C) the other steps of the Pre-Closing Remediation have been completed; (vii) a non-competition agreement duly executed by the Vendor, substantially in the form of the agreement in Exhibit B (the “Non-Competition Agreement”); (viii) an estoppel certificate or landlord’s acknowledgement and consent from each lessor under each of the Leases, confirming the matters set forth in Section 3.1(u), copies of any non-disturbance agreements with secured creditors of the landlords and evidence of registration of the Leases on title to the extent that such registration is permitted by the terms of the Lease; (ix) evidence that all necessary steps and proceedings to permit all of the Purchased Shares to be transferred to the Purchaser have been taken; (x) a duly executed resignation effective as at the Closing of each director and officer of the Corporation as the Purchaser may specify in writing or other satisfactory evidence that such individuals have been removed from office; (xi) a mutual release in favour of the Corporation substantially in the form of the release in Exhibit C from the Vendor;

– 53 – 121739605 v29 (xii) any documents (to the extent available), certificates or declarations signed by the Corporation relating to the Owned Properties reasonably requested by the Purchaser’s title insurer; (xiii) evidence of the termination of the loan and payment and release of obligations of the outstanding principal amount pursuant to the Shareholder’s Loan Agreement between the Corporation and the Vendor dated April 30, 2025; (xiv) evidence that the Management Services and Acquisition Fee Agreement between the Corporation and the Vendor dated March 4, 2022, has been terminated and all amounts owing have been paid in full; (xv) an electronic copy of the contents of the Data Room as of the date hereof; (xvi) evidence that all capital expenditures as set forth in the Capital Expenditure Budget have been made by the Corporation up to the month end completed prior to the Closing Date; (xvii) the Section 116 Notice duly executed by the Vendor; (xviii) a bound Section 116 Insurance Policy and evidence of the payment of the Section 116 Insurance Policy Fees; and (xix) evidence of the completion of the Pre-Closing Reorganization. (e) Proceedings. All corporate proceedings to be taken by Vendor or Corporation in connection with the transactions contemplated by this Agreement and any Ancillary Agreement are reasonably satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary corporate proceedings in connection therewith. (f) No Legal Action. No action or proceeding will be pending or threatened by any Person (other than the Purchaser) in any jurisdiction, and no order or notice will have been made, issued or delivered by any Governmental Entity, seeking to enjoin, restrict or prohibit, or enjoining, restricting or prohibiting, on a temporary or permanent basis any of the transactions contemplated by this Agreement or imposing any temporary or permanent terms or conditions on the transactions contemplated by this Agreement, the Business or the business of the Purchaser including requiring that any assets or shares be held separate or divested or requiring any form of behavioural or other remedy or otherwise limiting the right of the Purchaser to conduct its business or the Business after Closing on substantially the same basis as heretofore operated. Section 6.2 Conditions for the Benefit of the Vendor The obligations of the Vendor to consummate the purchase and sale of the Purchased Shares in accordance with Section 2.1 and the transactions contemplated herein are subject to the following conditions being satisfied on or prior to the Closing Date, which conditions are for the exclusive benefit of the Vendor and may be waived, in whole or in part, by the Vendor in its sole discretion. (a) Truth of Representations and Warranties. The representations and warranties of the Purchaser and Parent contained in this Agreement and in any Ancillary Agreement

– 54 – 121739605 v29 are true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date, except where the failure of the representations and warranties of the Purchaser and Parent to be true and correct, individually or in the aggregate, has resulted in, or would result in, the Purchaser being prevented from completing the transactions set out herein and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. Upon delivery of such certificate, the representations and warranties of the Purchaser and Parent in Article 4 will be deemed to have been made as of the Closing Date with the same force an effect as if made on and as of such date. (b) Performance of Covenants. The Purchaser and Parent shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement required to be fulfilled or complied with by it at or prior to Closing and the Purchaser and Parent shall have executed and delivered a certificate of a senior officer to that effect. (c) Deliveries. The Purchaser shall deliver or cause to be delivered to the Vendor the following in form and substance satisfactory to the Vendor acting reasonably: (i) certified copies of (i) the charter documents and extracts from the by-laws of the Purchaser and Parent relating to the execution of documents, (ii) all resolutions of the shareholders and the board of directors of the Purchaser and Parent approving the entering into and completion of the transactions contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of its officers and directors authorized to sign agreements together with their specimen signatures; (ii) a certificate of status, compliance, good standing or like certificate with respect to the Purchaser and Parent issued by appropriate government official of the jurisdiction of its incorporation; (iii) the certificates referred to in Section 6.2(a) and Section 6.2(b); (iv) a mutual release in favour of the Vendor substantially in the form of the release in Exhibit C from the Corporation; (v) a bound R&W Insurance Policy; and (vi) the Section 116 Notice duly executed by the Purchaser. (d) Proceedings. All corporate proceedings to be taken by Purchaser and Parent in connection with the transactions contemplated in this Agreement and any Ancillary Agreement are reasonably satisfactory in form and substance to the Vendor, acting reasonably, and the Vendor shall have received copies of all the instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith. (e) Section 116 Insurance Policy. The Vendor has obtained a bound Section 116 Insurance Policy. (f) No Legal Action. No action or proceeding will be pending or threatened by any Person (other than the Vendor, the Purchaser, Parent or the Corporation) and no order or notice will have been made, issued or delivered by any Governmental Entity seeking

– 55 – 121739605 v29 to enjoin, restrict or prohibit, or enjoining, restricting or prohibiting, on a temporary or permanent basis any of the transactions contemplated by this Agreement or imposing any temporary or permanent terms or conditions on the transactions contemplated by this Agreement. ARTICLE 7 CLOSING Section 7.1 Date, Time and Place of Closing The Closing will take place virtually by the exchange of executed documents by email or other electronic means effective at 12:01 am (Toronto time) (the “Effective Time”) on the Closing Date or at such other place, on such other date and at such other time as may be agreed upon in writing between the Vendor and the Purchaser. Section 7.2 Closing Procedures Subject to satisfaction or waiver by the relevant Party of the conditions of Closing, on the Closing Date, the Vendor shall deliver actual possession of the Purchased Shares to the Purchaser and the Purchaser shall pay or satisfy the Purchase Price in accordance with Section 2.3. Section 7.3 Risk of Loss If, prior to Closing, all or any material part of the Assets are destroyed or damaged by fire or any other casualty or are appropriated, expropriated or seized by any Governmental Entity, the Purchaser shall have the option, exercisable by notice in writing given within 4 Business Days of the Purchaser receiving notice in writing from the Vendor of such destruction, damage, expropriation or seizure: (a) to reduce the Purchase Price by an amount equal to the cost of repair, or, if destroyed or damaged beyond repair, by an amount equal to the replacement cost of the Assets so damaged or destroyed and to complete the purchase provided all proceeds of insurance for such damage or destruction are paid to the Vendor immediately upon receipt; or (b) to complete the transaction contemplated in this Agreement without reduction of the Purchase Price, in which event (i) all proceeds of any insurance (other than business interruption insurance as provided in (ii) below) or compensation for expropriation or seizure will be retained by the Corporation, and (ii) all proceeds of any business interruption insurance which compensates for business lost during the Interim Period less the sum of all deductibles on all other insurance will be paid to the Vendor immediately upon receipt; or (c) to terminate this Agreement and not complete the transaction contemplated in this Agreement, in which case all obligations of the Purchaser and the Vendor (save and except for their respective obligations under Section 5.3, Section 11.3, Section 11.4 and Section 11.6 which will survive) will terminate immediately upon the Purchaser giving notice as required herein.

– 56 – 121739605 v29 ARTICLE 8 TERMINATION Section 8.1 Termination Rights Subject to Section 8.2, this Agreement may, by notice in writing given prior to or on the Closing Date, be terminated: (a) by mutual consent of the Vendor and the Purchaser; (b) in the circumstances and upon the terms set out in Section 7.3(c); (c) by either Party if after the date of this Agreement any Law is enacted or made (or any Law is amended) that makes the consummation of any of the transactions contemplated by this Agreement illegal or otherwise prohibited or enjoins the consummation of any of the transactions contemplated by this Agreement, and such Law (if applicable) or enjoinment shall have become final and non-appealable; (d) by either Party if there has been a material breach of this Agreement by the other Party that would give rise to the failure of any of the conditions specified in Section 6.1 in the case of a material breach by the Vendor, or any of the conditions specified in Section 6.2 in the case of a material breach by the Purchaser or Parent, and any such breach has not been cured to the reasonable satisfaction of the non-breaching Party within 15 days following notice of such breach by the non-breaching Party; (e) by either Party if the Closing has not occurred on or prior to the Outside Date. Section 8.2 Effect of Termination (1) Each Party’s right of termination under this Article is in addition to any other rights it may have under this Agreement, and the exercise of a right of termination will not be an election of remedies. Nothing in this Article limits or affects any other rights or causes of action any Party may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination specified in this Agreement in the event of non-fulfilment, non- observance or non-performance of any other condition, obligation or covenant in whole or in part. (2) If this Agreement is terminated in accordance with Section 8.1, all obligations of the Parties under this Agreement will terminate, except that: (a) each Party’s obligations under Section 5.3 (Purchaser and Parent Confidentiality), Section 5.8 (R&W Insurance Policy), Section 11.3 (Brokers), Section 11.5 (Announcements), Section 11.7 (Expenses), Section 11.9 (Waiver) and Section 11.14 (Governing Law) will survive; and (b) if this Agreement is terminated by a Party because of a breach of this Agreement by the other Party or because a condition for the benefit of the terminating Party has not been satisfied because the other Party has failed to perform any of its obligations or covenants under this Agreement, the terminating Party’s right to pursue all legal remedies under this Agreement will survive such termination unimpaired.

– 57 – 121739605 v29 ARTICLE 9 INDEMNIFICATION Section 9.1 Liability for Representations and Warranties (1) The representations and warranties contained in this Agreement and the certificates to be delivered pursuant to Section 6.1(a) and Section 6.2(a) will survive the Closing and continue in full force and effect for a period of 24 months after the Closing Date, except that: (2) the representations and warranties set out in Section 3.1(a), Section 3.1(b), Section 3.1(c)(i), Section 3.1(d), Section 3.1(e), Section 3.1(f), Section 3.1(g), Section 3.1(h), Section 3.1(i), Section 3.1(cc), Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 4.1(e) and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.1(a) and Section 6.2(a) (collectively, the “Fundamental Representations”) will survive and continue in full force and effect without limitation of time; and (a) the representations and warranties set out in Section 3.1(pp) (and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.1(a)) (collectively, the “Tax Representations”), will survive and continue in full force and effect until 90 days after the expiration of the period (the “tax assessment period”) during which a tax assessment may be issued by a Governmental Entity in respect of any Taxes to which such representations and warranties relate. The tax assessment period will be determined having regard to any consent, waiver, agreement or other document that extends the period during which a Governmental Entity may issue a tax assessment, provided that, if such consent, waiver, agreement or other document was given or filed after the Closing, the Vendor has consented in writing to the giving or filing thereof (such consent not to be unreasonably withheld, conditioned or delayed). A “tax assessment” means any assessment, reassessment or other form of recognized document assessing liability for Taxes under applicable Law; (b) there is no limitation as to time for claims involving Fraud by the Vendor; and (c) there is no limitation as to time for claims involving Fraud by the Purchaser. (3) No Party has any obligation or liability with respect to any representation or warranty made by such Party in this Agreement or the certificates to be delivered pursuant to Section 6.1(a) and Section 6.2(a) after the end of the applicable time period specified in Section 9.1(1) except for claims relating to the representations and warranties that the Party has been notified of in writing (and with reasonable particularity of the claim) prior to the end of the applicable time period. Section 9.2 No Effect of Closing The right to indemnification or other remedy of any Party based on the representations, warranties, covenants and obligations contained in this Agreement and the certificates to be delivered pursuant to Section 6.1(a) and Section 6.2(a), exists notwithstanding the Closing and notwithstanding any investigation or knowledge acquired prior to the Closing.

– 58 – 121739605 v29 Section 9.3 Indemnification in Favour of the Purchaser (1) Subject to Section 9.5, the Vendor shall indemnify and save each of the Purchaser Indemnified Parties and provided that Closing occurs, from and after Closing, the Corporation harmless of and from, and shall pay for, any Damages suffered by, imposed upon or asserted against it or any of them as a result of, in respect of, connected with, or arising out of, under, or pursuant to: (a) any breach or inaccuracy of any representation or warranty given by the Vendor contained in this Agreement or the certificate to be delivered pursuant to Section 6.1(a) (other than the representation made in Section 3.1(pp)(xiv)); (b) any failure of the Vendor to perform or fulfil any of its covenants or obligations under this Agreement; (c) the failure of the Vendor to transfer good and valid title to the Purchased Shares to the Purchaser, free and clear of all Liens other than (i) those restrictions on transfer, if any, contained in the articles of the Corporation, and (ii) Liens granted by the Purchaser; (d) all Pre-Closing Taxes, to the extent not taken into account in computing the Purchase Price; (e) any failure to have obtained any Authorization required for the management of stormwater at the Subject Properties in compliance with Environmental Laws, including any infrastructure required to be installed or other capital expenditures required to be incurred to obtain such Authorizations and to comply with Environmental Laws; (f) the Pre-Closing Reorganization; (g) any Closing Debt or Vendor Transaction Expenses, in each case, to the extent not taken into account in computing the Purchase Price; and (h) the Pre-Closing Remediation. (2) The right to indemnification under Section 9.3(1)(b) through Section 9.3(1)(h) exists notwithstanding Section 9.3(1)(a) and notwithstanding any representation and warranty in Article 3. In the event that any Damages arise in connection with a claim that is indemnifiable both (a) pursuant to Section 9.3(1)(a) and (b) pursuant to any provisions of Section 9.3(1) that is not subject to an exclusion of coverage pursuant to the R&W Insurance Policy other than Section 9.3(1)(a), the Purchaser Indemnified Party shall first seek recovery for such Damage under the R&W Insurance Policy. The Indemnifying Party shall not be liable for any such Damage unless and until the Purchaser Indemnified Party has exhausted all available coverage or such coverage has been denied under the R&W Insurance Policy with respect to such Damages, and only to the extent such Damages are not paid or reimbursed (including any applicable Retention Amount) under the R&W Insurance Policy. (3) For purposes of (i) determining whether there has been a breach or inaccuracy of any representation or warranty, and (ii) calculating the amount of any Damages that are the subject matter of a claim for indemnification, any reference to “materiality”, “material adverse effect”, or other similar qualification or limitation that is contained in or is otherwise applicable to such representation or warranty or claim for indemnification will be disregarded.

– 59 – 121739605 v29 Section 9.4 Indemnification in Favour of the Vendor (1) Subject to Section 9.5, the Purchaser and the Parent shall jointly and severally indemnify and save the Vendor Indemnified Parties harmless of and from, and shall pay for, any Damages suffered by, imposed upon or asserted against it or any of them as a result of, in respect of, connected with, or arising out of, under or pursuant to: (a) any breach or inaccuracy of any representation or warranty given by the Purchaser or the Parent contained in this Agreement or the certificate to be delivered pursuant to Section 6.2(a); and (b) any failure of the Purchaser or the Parent to perform or fulfil any of its covenants or obligations under this Agreement. (2) The right to indemnification under Section 9.4(1)(b) exists notwithstanding Section 9.4(1)(a) and notwithstanding any representation and warranty in Article 4. Section 9.5 Limitations on Indemnification (1) The indemnification obligations of the Vendor pursuant to Section 9.2 are subject to the following limitations: (a) the Vendor shall not be liable for indemnification under Section 9.3(1)(a), other than for any claim pursuant to Section 9.3(1)(a) relating to any breach or inaccuracy of any Fundamental Representation or Tax Representation, until the aggregate amount of all Damages suffered by, imposed upon or asserted against the Purchaser Indemnified Parties with respect to such matters exceeds 50% of the Retention Amount (the “Threshold Amount”), after which the Purchaser Indemnified Parties shall be entitled to seek recovery for the entire amount of such Damages in excess of the Threshold Amount up to an aggregate amount of such Damages equal to the 50% of the Retention Amount (the “R&W Claim Cap”); (b) notwithstanding Section 9.5(1)(a), the Threshold Amount and the R&W Claim Cap shall not apply to: (i) any claim for indemnification pursuant to Section 9.3(1)(a) relating to any breach or inaccuracy of any Fundamental Representation or Tax Representation for which the Vendor’s maximum aggregate liability shall be limited to an amount equal to the Purchase Price actually paid by the Purchaser; or (ii) any claim for indemnification pursuant to Section 9.3(1)(e) for which the Vendor’s maximum aggregate liability shall be limited to an amount equal to $100,000; (iii) any claim for indemnification pursuant to Section 9.3(1)(b) through Section 9.3(1)(h) for which the Vendor’s maximum aggregate liability shall be limited to an amount equal to the Purchase Price actually paid by the Purchaser, provided, however, for the avoidance of doubt, that the Vendor’s maximum aggregate liability pursuant to this Section 9.5(1)(b) will be limited to the Purchase Price actually paid by the Purchaser to the Vendor;

– 60 – 121739605 v29 (c) Subject in all cases to Section 9.5(1)(b), any amount in respect of Damages relating to indemnification obligations of the Vendor pursuant to Section 9.3 shall, in respect of Damages: (i) relating to indemnification obligations of the Vendor pursuant to Section 9.3(1)(a) (other than relating to any breach or inaccuracy of any Fundamental Representation), be satisfied by sole recourse of the Purchaser Indemnified Parties to the R&W Insurance Policy; and (ii) relating to (X) any breach or inaccuracy of any Fundamental Representation or Tax Representation to the extent that coverage under the R&W Insurance Policy has been exhausted or is no longer available and (Y) Section 9.3(1)(b) through Section 9.3(1)(h) be satisfied by recourse of Purchaser Indemnified Parties directly to the Vendor pursuant to the terms of this Agreement; (d) notwithstanding anything in this Article 9 or elsewhere in this Agreement, neither the Threshold Amount or the R&W Claim Cap, nor any other monetary or time limitations set out in this Article 9, shall apply to any Damages suffered by, imposed upon or asserted against any of the Purchaser Indemnified Parties resulting from Fraud committed by the Vendor or willful misconduct by the Vendor; (e) notwithstanding anything in this Article 9 or elsewhere in this Agreement, the Vendor shall not have any indemnification obligation under this Agreement in connection with the representation made in Section 3.1(pp)(xiv) or Damages arising under, or in connection with, section 116 of the Tax Act, for which the sole recourse of the Purchaser Indemnified Parties shall be the Section 116 Insurance Policy; (f) notwithstanding any other provision of this Agreement and to the extent that coverage is available pursuant to the R&W Insurance Policy, the Purchaser shall use commercially reasonable efforts to first pursue and recover Damages suffered by, imposed upon or asserted against any of the Purchaser Indemnified Parties from the R&W Insurance Provider pursuant to the R&W Insurance Policy (including pursuant to any pre-closing tax indemnity provided thereunder) prior to seeking indemnification under this Article 9 including, for greater certainty, in respect of the Purchaser Indemnified Party’s rights to indemnification pursuant to Sections Section 9.3(1)(b) through Section 9.3(1)(h), to the extent that coverage for Damages arising in respect thereto is available under the R&W Insurance Policy; provided, that, it is acknowledged that the amount paid under such R&W Insurance Policy will be net of the deductible thereunder; (g) notwithstanding any other provision of this Agreement, all Damages for which any Indemnified Party would otherwise be entitled to indemnification under this Article 9 shall be reduced by the amount of net Tax benefits actually realized as a reduction in cash Taxes by the Indemnified Party as a result of the incurrence of the Damages by such Indemnified Party in the year in which the Damages are incurred; (h) the Vendor shall not be required to indemnify or save harmless the Purchaser Indemnified Parties for indemnification: (i) pursuant to Section 9.3(1)(b) through Section 9.3(1)(g) (other than Section 9.3(1)(d)) unless the Purchaser has provided to the Vendor a Notice to this effect within not later than ninety (90) days for the full period of all applicable statutes of limitations;

– 61 – 121739605 v29 (ii) pursuant to Section 9.3(1)(h) unless the Purchaser has provided to the Vendor a Notice to this effect within not later than 24 months following the Closing Date; and (iii) pursuant to Section 9.3(1)(d) unless the Purchaser has provided to the Vendor a Notice to this effect within not later than ninety (90) days after the expiration of the tax assessment period in respect of such Taxes (determined having regard to any consent, waiver, agreement or other document that extends the period during which a Governmental Entity may issue a tax assessment, provided that, if such consent, waiver, agreement or other document was given or filed after the Closing, the Vendor has consented in writing to the giving or filing thereof (such consent not to be unreasonably withheld, conditioned or delayed)). (2) The indemnification obligations of the Purchaser pursuant to Section 9.4 are subject to the following limitations: (a) the maximum aggregate amount for which the Purchaser will be required to indemnify the Vendor Indemnified Parties in respect of any and all claims for indemnification pursuant to Section 9.4 will be an amount equal to the Purchase Price; and (b) notwithstanding anything in this Article 9 or elsewhere in this Agreement, no monetary or time limitations set out in this Article 9 shall apply to any Damages suffered by, imposed upon or asserted against any of the Vendor Indemnified Parties resulting from Fraud committed by the Purchaser or willful misconduct by the Purchaser. Section 9.6 Notification and Process (1) If a Third Party Claim is instituted or asserted against an Indemnified Party, the Indemnified Party shall notify the Indemnifying Party in writing of the Third Party Claim as soon as reasonably practicable following receipt of the Third Party Claim by the Purchaser or the Corporation (and, in the case of a Tax Contest, no later than ten (10) Business Days following receipt by the Purchaser or the Corporation of (i) a tax assessment, (ii) proposed assessment or (iii) audit letter that, in the case of (iii), would reasonably be expected to give rise to a Third Party Claim from any Governmental Entity that a Tax Contest may arise). The notice must specify in reasonable detail, the identity of the Person making the Third Party Claim and, to the extent known, the nature of the Damages and the estimated amount needed to investigate, defend, remedy or address the Third Party Claim. (2) If an Indemnified Party becomes aware of a Direct Claim, the Indemnified Party shall notify the Indemnifying Party in writing of the Direct Claim and shall concurrently notify the R&W Insurance Provider if such Direct Claim is or may be subject to the R&W Insurance Policy and copy the R&W Insurance Provider on all subsequent correspondence or other communications. (3) Notice to an Indemnifying Party in accordance with Section 11.1 under this Section of a Direct Claim or a Third Party Claim is assertion of a claim for indemnification against the Indemnifying Party under this Agreement. Upon receipt of such notice, the provisions of Section 9.9 will apply to any Third Party Claim and the provisions of Section 9.8 will apply to any Direct Claim and the provisions of Section 9.9 will apply to any Third Party Claim. (4) The omission to notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation to indemnify the Indemnified Party, unless the notification occurs after the expiration

– 62 – 121739605 v29 of the specified period set out in Section 9.1 or (and only to that extent that) the omission to notify materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in Section 9.9. Section 9.7 Limitations Periods (1) Notwithstanding the provisions of the Limitations Act, 2002 (Ontario) or any other statute, a proceeding in respect of a claim for indemnification or otherwise arising from any breach or inaccuracy of any representation or warranty in this Agreement shall be commenced on or before the second anniversary of the date on which the Party making the representation or warranty was notified of the claim, so long as the Party was notified of the claim prior to the end of the applicable time period specified in Section 9.1(2). Any applicable limitation period is extended or varied to the full extent permitted by Law to give effect to this Section 9.7(1). (2) Notwithstanding the provisions of the Limitations Act, 2002 (Ontario) or any other statute, a proceeding in respect of a claim for indemnification under Section 9.3(1)(b) through Section 9.3(1)(h) shall be commenced on or before the second anniversary of the date on which the Indemnifying Party was notified of the claim. Any applicable limitation period is extended or varied to the full extent permitted by Law to give effect to this Section 9.7(2). Section 9.8 Direct Claims (1) Following receipt of notice of a Direct Claim, the Indemnifying Party has 60 days to investigate the Direct Claim and respond in writing. For purposes of the investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Direct Claim, together with such other information as the Indemnifying Party may reasonably request. (2) If the Indemnifying Party disputes the validity or amount of the Direct Claim, the Indemnifying Party shall provide written notice of the dispute to the Indemnified Party within the 60 day period specified in Section 9.8(1). The dispute notice must describe in reasonable detail the nature of the Indemnifying Party’s dispute. During the 30 day period immediately following receipt of a dispute notice by the Indemnified Party, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve the dispute. If the Indemnifying Party and the Indemnified Party fail to resolve the dispute within that 30 day time period, the Indemnified Party is free to pursue all rights and remedies available to it, subject only to this Agreement. If the Indemnifying Party fails to respond in writing to the Direct Claim within the 60 day period specified in Section 9.8(1), the Indemnifying Party is deemed to have agreed to the validity and amount of the Direct Claim and shall promptly pay in full the amount of the Direct Claim to the Indemnified Party. Section 9.9 Procedure for Third Party Claims (1) Subject to the terms of this Section 9.9, and other than with respect to any proceeding for which an Indemnified Party seeks recovery under the R&W Insurance Policy for which the R&W Insurance Provider shall have the right to directly or indirectly control the defence thereof, upon receiving notice of a Third Party Claim, the Indemnifying Party may participate in the investigation and defense of the Third Party Claim and may also elect to assume the investigation and defense of the Third Party Claim. (2) Except as contemplated in Section 9.9(3) and Section 9.9(9), the Indemnifying Party may not assume the investigation and defense of a Third Party Claim (provided that, if a Third Party Claim relates to Taxes, Section 9.9(9) shall apply in addition to this Section 9.9(2)) if:

– 63 – 121739605 v29 (a) the Indemnifying Party is also a party to the Third Party Claim and the Parties determine in good faith that joint representation would be inappropriate; (b) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend the Third Party Claim and provide indemnification with respect to the Third Party Claim; (c) in the reasonable judgment of the Parties, the estimated amount of likely Damages in connection with such claim is greater than the unused portion of the maximum liability the Indemnifying Party is liable for as set out in Section 9.5(1) and Section 9.5(2); (d) in the reasonable judgement of the Parties, such claim involves material reputational risks to the Indemnified Party; (e) the Indemnifying Party does not unconditionally acknowledge in writing its obligation to indemnify and hold the Indemnified Party harmless with respect to the Third Party Claim; or (f) the Third Party Claim seeks relief against the Indemnified Party other than monetary Damages or the Indemnified Party determines in good faith that there is a reasonable probability that the Third Party Claim may adversely affect it or its Affiliates and the Indemnified Party has notified the Indemnifying Party that it will exercise its exclusive right to defend, compromise or settle the Third Party Claim. (3) The Vendor has the right (but not the obligation) to assume the investigation, defense and response of any claim by a Governmental Entity or other third party giving rise to a claim under Section 9.3(1)(f) (Pre-Closing Reorganization), and Section 9.3(1)(h) (Pre-Closing Remediation). (4) In order to assume the investigation and defense of a Third Party Claim, the Indemnifying Party must give the Indemnified Party written notice of its election within 15 days of Indemnifying Party’s receipt of notice of the Third Party Claim; provided, that it does not prejudice the ability of the Purchaser to recover under the R&W Insurance Policy and to the extent the Purchaser is entitled to recovery under the R&W Insurance Policy. (5) If the Indemnifying Party assumes the investigation and defense of a Third Party Claim: (a) the Indemnifying Party shall pay for all costs and expenses of the investigation and defense of the Third Party Claim except that the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party for any fees of other counsel or any other expenses with respect to the defense of the Third Party Claim, incurred by the Indemnified Party after the date the Indemnifying Party validly exercised its right to assume the investigation and defense of the Third Party Claim; (b) subject to compliance by the Indemnified Party of its obligations, including the timely notification of the Third Party Claim, the Indemnifying Party shall reimburse the Indemnified Party for all costs and expenses incurred by the Indemnified Party in connection with the investigation and defense of the Third Party Claim prior to the date the Indemnifying Party validly exercised its right to assume the investigation and defense of the Third Party Claim;

– 64 – 121739605 v29 (c) the Indemnified Party shall not contact or communicate with the Person making the Third Party Claim without the prior written consent of the Indemnifying Party, unless required by applicable Law; (d) legal counsel chosen by the Indemnifying Party to defend the Third Party Claim must be satisfactory to the Indemnified Party, acting reasonably; and (e) the Indemnifying Party may not compromise and settle or remedy, or cause a compromise and settlement or remedy, of a Third Party Claim without the prior written consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed. (6) If the Indemnifying Party (i) is not entitled to assume the investigation and defense of a Third Party Claim under Section 9.9(2), (ii) does not elect to assume the investigation and defense of a Third Party Claim or (iii) assumes the investigation and defense of a Third Party Claim but fails to diligently pursue such defense, or the Indemnified Party concludes that the Third Party Claim is not being defended to its satisfaction, acting reasonably, the Indemnified Party has the right (but not the obligation) to undertake the defense of the Third Party Claim. In the case where the Indemnifying Party fails to diligently pursue the defense of the Third Party Claim or the Indemnified Party concludes that the Third Party Claim is not being defended to its satisfaction, acting reasonably, the Indemnified Party may not assume the defense of the Third Party Claim unless the Indemnified Party gives the Indemnifying Party written demand to diligently pursue the defense and the Indemnifying Party fails to do so within 14 days after receipt of the demand, or such shorter period as may be required to respond to any deadline imposed by a court, arbitrator or other tribunal. (7) If, under Section 9.9(6), the Indemnified Party undertakes the investigation and defense of a Third Party Claim, the Indemnified Party may compromise and settle the Third Party Claim but the Indemnifying Party shall not have any obligation to indemnify hereunder if such compromise or settlement of the Third Party Claim was effected without its prior written consent (which consent may not be unreasonably withheld, conditioned or delayed). (8) The Indemnified Party and the Indemnifying Party agree to keep each other fully informed of the status of any Third Party Claim and any related proceedings and to use their reasonable efforts to minimize Damages with respect to any Third Party Claim. If the Indemnifying Party assumes the investigation and defense of a Third Party Claim, the Indemnified Party shall, at the request and expense of the Indemnifying Party, use its reasonable efforts to make available to the Indemnifying Party, on a timely basis, those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in investigating and defending the Third Party Claim. The Indemnified Party shall, at the request and expense of the Indemnifying Party, make available to the Indemnifying Party, or its representatives, on a timely basis all documents, records and other materials in the possession, control or power of the Indemnified Party, reasonably required by the Indemnifying Party for its use solely in defending any Third Party Claim. The Indemnified Party shall cooperate on a timely basis with the Indemnifying Party in the defense of any Third Party Claim. (9) Notwithstanding anything to the contrary, if the Third Party Claim is in respect of Taxes (a “Tax Contest”), then the following rules shall apply: (a) if the Tax Contest relates solely to a Pre-Closing Tax Period and would not reasonably be expected to have a material adverse impact upon Taxes for a Tax period that is not a Pre-Closing Tax Period, then the Indemnifying Party shall, at its own cost and expense, be entitled to assume control of the investigation and defence of such Tax

– 65 – 121739605 v29 Contest (such Tax Contest, a “Vendor Contested Tax Contest”). The Purchaser and the Corporation shall take all reasonable measures that are reasonably necessary in order to afford the Indemnifying Party an opportunity to elect to assume control of the investigation and defence of such Tax Contest in accordance with this Article 9 (including obtaining from the relevant Governmental Entity an extension of the deadline to respond to such Tax Contest). If the Indemnifying Party has the right to assume control of the investigation and defence of the Tax Contest and does not elect to exercise such right, then the Indemnified Party shall control all aspects of the investigation and defence of the Tax Contest and may compromise and settle such Tax Contest in its sole discretion. If the Indemnifying Party does not have the right to assume control of the investigation and defence of the Tax Contest and the Tax Contest is in respect of Taxes for which the Vendor would reasonably be expected to have an indemnification obligation hereunder, then the Indemnifying Party shall have the right, at its sole cost and expense, to participate in the investigation and defense of the Tax Contest and Section 9.9(7) shall apply, mutatis mutandis. (b) in the event of a Vendor Contested Tax Contest, (i) the Vendor shall pursue such Vendor Contested Tax Contest diligently and in good faith; (ii) the Vendor shall keep the Purchaser reasonably informed regarding the status of such Tax Contest and shall provide to the Purchaser copies of any correspondence with the relevant Governmental Entity relating thereto; (iii) the Vendor shall consult with the Purchaser regarding the investigation and defense of such Vendor Contested Tax Contest; and (iv) the Vendor shall provide to Buyer a reasonable opportunity to comment on any representations or submissions proposed to be made to a Governmental Entity in respect of such Vendor Contested Tax Contest. (c) the right of the Indemnifying Party to elect to assume control of the investigation and defense of any Tax Contest shall only apply after payment by the Indemnifying Party to the applicable Governmental Entity of the amount of Tax subject at that time to collection measures by the applicable Governmental Entity for which the Indemnifying Party would be liable pursuant to this Article 9 (the “Prepaid Amount”). In the event such Tax Contest is subsequently settled in accordance with the terms of a settlement or final non appealable judgment, the Indemnified Party shall promptly reimburse to the Indemnifying Party the lesser of: (i) the Prepaid Amount and any interest received from the Governmental Entity thereon (net after Tax); and (ii) the Prepaid Amount less the final amount of Tax due pursuant to such Tax claim in accordance with the terms of such settlement or final non appealable judgment plus any interest received from the Governmental Entity on such difference (net after Tax); and (d) within 10 days of a final determination of such Tax Contest, the Indemnifying Party will pay to the Indemnified Party the full amount owing to Indemnified Party in respect of such Tax Contest, to the extent that such amounts have not been previously paid to the Indemnified Party or the applicable Governmental Entity. Section 9.10 Exclusive Remedy (1) The remedies set forth in this Article 9 are the sole and exclusive remedies in this Agreement (including the remedies available in connection with any untruthfulness, inaccuracy or breach of any representation or warranty of (i) the Vendor contained in this Agreement or in any Ancillary Agreement entered into by the Vendor, or (ii) by the Purchaser contained in this Agreement or in any Ancillary Agreement entered into by the Purchaser).

– 66 – 121739605 v29 (2) For the avoidance of doubt, none of the limitations and restrictions (including time for asserting claims) on indemnification set forth in this Agreement shall affect the rights of the Purchaser to make claims against the R&W Insurance Provider under the R&W Insurance Policy, which rights shall be governed solely by the terms and conditions of the R&W Insurance Policy. (3) In addition, nothing in this Agreement, including this Article 9, limits or restricts in any way any remedies available, or Damages payable, for claims involving (a) Fraud of the Vendor in case of a claim by the Purchaser Indemnified Parties or (b) Fraud of the Purchaser in case of a claim by the Vendor Indemnified Parties. Section 9.11 Duty to Mitigate (1) Nothing in this Agreement shall in any way restrict or limit the general obligations at Law of an Indemnified Party to mitigate any Damage which it may suffer or incur including by reason of the breach by an Indemnifying Party of any of its representations, warranties, covenants or agreements hereunder. Notwithstanding any other provision of this Agreement: (1) if any claim for indemnification or otherwise under this Agreement can be reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage (including under the R&W Insurance Policy), or pursuant to any claim, recovery, settlement or payment by or against any other Person (including the R&W Insurance Provider), the Indemnified Party shall take commercially reasonable steps to enforce such recovery, settlement or payment and, in furtherance of the foregoing, concurrently with any Purchaser Indemnified Party making any claim for indemnification hereunder in respect of any matter that would reasonably be expected to be insured under the R&W Insurance Policy (including any such matter that would reasonably be expected to be insured under the R&W Insurance Policy but within the retention of the R&W Insurance Policy), the Purchaser Indemnified Parties shall make a claim under the R&W Insurance Policy in respect of such matter; and (b) neither any revocation, cancellation or modification of the R&W Insurance Policy, nor any inability of, nor any denial by, the R&W Insurance Provider to pay any amount under the R&W Insurance Policy, shall result in liability under this Article 9 to the Vendor which is in excess of the liability of the Vendor expressly contemplated under this Article 9. (2) For greater certainty, the amount of any Damages suffered by an Indemnified Party under this Agreement will be reduced by the amount, if any, of the recovery (net of deductible or reasonable out of pocket expenses incurred in obtaining such recovery) that the Indemnified Party has actually received with respect thereto under any recovery, settlement or otherwise under or pursuant to any insurance coverage. Section 9.12 Adjustment to Purchase Price Any payment made by the Vendor as an Indemnifying Party or by the insurer under the R&W Insurance Policy pursuant to this Article 9 will constitute a dollar-for-dollar decrease of the Purchase Price and any payment made by the Purchaser as an Indemnifying Party pursuant to this Article 9 will constitute a dollar-for-dollar increase of the Purchase Price. Section 9.13 One Recovery An Indemnified Party is not entitled to double recovery for any claims or otherwise under this Agreement even though they may have resulted from the breach of more than one of the representations, warranties, covenants and obligations (including the indemnification obligations set out in Section 9.3(1)(b) through Section 9.3(1)(h) inclusively) of the Indemnifying Party in this Agreement.

– 67 – 121739605 v29 ARTICLE 10 POST-CLOSING COVENANTS Section 10.1 Access to Books and Records For a period of 6 years from the Closing Date, the Purchaser shall retain all original accounting Books and Records relating to the Corporation that are part of the Books and Records existing on the Closing Date, but the Purchaser shall not be responsible or liable to the Vendor for or as a result of any accidental loss or destruction of or damage to any such Books and Records. So long as any such Books and Records are retained by the Purchaser pursuant to this Agreement, the Vendor shall have the reasonable right to inspect and to make copies (at its own expense) of them at any time upon reasonable request during normal business hours and upon reasonable notice for any proper purpose and without undue interference to the business operations of the Corporation. The Purchaser shall have the right to have its representatives present during any such inspection. Section 10.2 Vendor Confidentiality (1) After the Closing, the Vendor shall keep confidential all information in its possession or under its control relating to the Corporation and the Business, unless such information is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement. (2) In the event the Vendor is required by Law to disclose any confidential information, the Vendor shall, to the extent not prohibited by applicable Law, provide the Purchaser with prompt notice of such requirements so that the Purchaser (at its cost and expense) may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section. Section 10.3 Insurance For a period of three (3) years following the Closing Date, the Purchaser shall cause the Corporation to maintain all insurance policies with levels of coverage at least as favourable as the Corporation’s existing insurance policies in effect immediately as of the Effective Time, provided that such policies are on customary terms for a business operating in the industry of the Corporation. Section 10.4 Further Assurances From time to time after the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively transfer the Purchased Shares to the Purchaser and carry out the intent of this Agreement and any Ancillary Agreement. Section 10.5 Tax Matters (1) The Purchaser shall prepare or cause to be prepared all income Tax Returns required by Law to be filed in respect of the Corporation for Pre-Closing Tax Periods and not filed prior to the Closing Date in a manner consistent with past practice, unless otherwise required by Law. Prior to filing such Tax Returns with the applicable Governmental Entities, the Purchaser shall provide a draft of each such Tax Return to the Vendor for review and comment at least 30 days prior to the date on which the Tax Return is required by applicable Law to be timely filed and will revise such Tax Returns in accordance with any reasonable comments of the Vendor received at least 15 days prior to the date on which the Tax Return is required by applicable Law to be timely filed.

– 68 – 121739605 v29 (2) The Purchaser shall prepare or cause to be prepared all Straddle Period Returns for each Straddle Period of the Corporation in a manner consistent with past practice, unless otherwise required by Law. The Purchaser shall use its commercially reasonable efforts to afford the Vendor a reasonable opportunity to review and comment on any such Straddle Period Return prior to filing such Straddle Period Return. (3) The Purchaser shall and shall cause the Corporation to co-operate fully with the Vendor including to allow the Vendor to have reasonable access to the books, records or other documentation within the control of any of the Purchaser and the Corporation, as is reasonably necessary in order to allow the Vendor to review the Tax Returns prepared in accordance with Section 10.5(1) and Section 10.5(2). (4) The Parties acknowledge that (i) no portion of the Purchase Price shall be allocable to, and no proceeds are received or receivable by the Vendor for granting, any restrictive covenant set forth in this Agreement and/or any transaction documents (including the Non-Competition Agreement); (ii) such restrictive covenants are integral to this Agreement; and (iii) such restrictive covenants have been granted to maintain or preserve the fair market value of the Purchased Shares. (5) For greater certainty, the Purchaser hereby covenants and agrees that it shall take all steps necessary to ensure that the Corporation shall not make an election pursuant to subsection 256(9) of the Tax Act in respect of any acquisition of control of the Corporation that occurs as a result of the acquisition of the Purchased Shares pursuant to this Agreement. (6) Except as required by Law, without the prior consent of the Vendor (such consent not to be unreasonably withheld, conditioned or delayed), after the Closing Date, the Purchaser shall not and shall not cause the Corporation to (i) amend, refile or otherwise modify any Tax election or any Tax Return of the Corporation for any Pre-Closing Tax Period, or (ii) extend or waive any statute of limitations with respect to any Pre-Closing Tax Period, in each case, to the extent such action could: (A) reduce the Purchase Price, or (B) result in any increased claim for indemnification by the Purchaser pursuant to this Agreement. (7) In the event that the Corporation receives a refund of Taxes (in cash or as a reduction of Taxes otherwise payable) (a “Tax Refund”) for a Pre-Closing Tax Period that was not taken into account in computing the Purchase Price and does not result from the carryback of a Tax attribute of the Corporation relating to a Tax period ending after the Closing, the Purchaser shall, as soon as is reasonably practicable and in any event within ten (10) Business Days of receipt of such cash refund (or, in the case of a reduction of Taxes otherwise payable, within ten (10) Business Days of the receipt by the Corporation of a notice of assessment or reassessment of the Tax Return on which such offset was claimed), pay an amount equal to such Tax Refund, net of all reasonable costs (provided that the Purchaser shall not be required to incur or cause the Corporation to incur any cost in connection with a Tax Refund unless and until the Vendor has confirmed that such cost is reasonable) and any Taxes that the Purchaser or the Corporation has incurred or will incur in relation to obtaining or receiving such Tax Refund (regardless of the period in which such Taxes arise and determined without taking into account any Tax attribute that may be available to reduce income in any such period), to the Vendor. If the Corporation is subsequently required to repay to a Governmental Entity any amount in respect of a Tax Refund that was previously paid to the Vendor pursuant to this Section 10.5(7), then the Vendor shall promptly reimburse the Purchaser for the amount of such repayment, plus any interest or penalties imposed thereon by the Governmental Entity. Any payment made pursuant to this Section 10.5(7) will constitute a dollar-for-dollar adjustment of the Purchase Price.

– 69 – 121739605 v29 (8) Notwithstanding any other provision of this Agreement, the Parties shall, upon reasonable request of any Party, promptly do such reasonable acts as are necessary, and otherwise cooperate with each other, to determine whether the rules in section 237.3 and 237.4 of the Tax Act (or any other similar applicable Law) (the “Mandatory Reporting Rules”) apply in connection with this Agreement or any of the transactions hereby contemplated. Each Party agrees to notify each other Party if it determines that any transaction contemplated by this Agreement, or any transaction that may be considered part of the same series of transactions as a transaction contemplated by this Agreement, is required to be reported pursuant to the Mandatory Reporting Rules or if the Party otherwise intends to file any information return in connection with this Agreement in connection with the Mandatory Reporting Rules. Each Party agrees to share a draft of any such filing (subject to redactions of solicitor-client privileged information) with the other Parties no later than twenty (20) Business Days prior to the due date for such filing and to consider in good faith any changes requested by the other Parties prior to the due date to any such filing. Notwithstanding the foregoing, no Party to this Agreement shall be under any obligation not to report a transaction under the Mandatory Reporting Rules that it determines, acting reasonably, to be subject to a reporting requirement pursuant to the Tax Act or other applicable Law. (9) No later than ten (10) Business Days prior to the Closing Date, the Purchaser shall prepare and deliver to the Vendor for review and comment a draft of the Section 116 Notice. The Vendor shall complete Part D of such notice and certify same and deliver such notice duly executed by the Vendor to the Purchaser on or before the Closing Date. The Purchaser shall execute and file such notice with the proper Governmental Entity in accordance with and within the time contemplated by subsection 116(5.02) of the Tax Act and promptly provide a duly filed copy of such notice to the Purchaser. (10) From and after the Closing, the Purchaser shall cause the Corporation to contest and manage the CRA Audit diligently and exercise its best efforts to resolve the CRA Audit in a manner that maximizes the amount of the expenses and deductions (including capital cost allowance) that are allowed. The Purchaser shall keep the Vendor fully informed regarding the status of the CRA Audit and promptly provide the Vendor with copies of all correspondence relating thereto. Section 10.6 Vendor Transaction Expenses. Any Vendor Transaction Expenses not paid at Closing in accordance with this Agreement shall be paid by the Vendors directly after Closing. For greater certainty, the Purchaser and the Corporation shall refuse to pay any such Vendor Transaction Expenses and shall advise the counterparties to bill the Vendors for the same. ARTICLE 11 MISCELLANEOUS Section 11.1 Notices Any notice, direction or other communication given regarding the matters contemplated by this Agreement (each a “Notice”) must be in writing, sent by personal delivery, internationally-recognized courier or electronic mail and addressed: (a) to the Purchaser/Parent at: Prestige Consumer Health Care Inc. 660 White Plains Road, Ste 250 Tarrytown, NY 10591

– 70 – 121739605 v29 Attention: General Counsel and Chief Financial Officer Email: [***] (b) to the Vendor at: Anjac SAS 20, rue de la Banque 75002 Paris, France Attn: Aurélien Chaufour Email: [***] with a copy, which shall not constitute notice, to: Jeausserand Audouard 14 avenue de la Grande Armée 75017 Paris – France Attention: Judith Raoul-Bardy Email: [***] A Notice is deemed to be given and received (i) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (ii) if sent by electronic mail, on the date of transmission, except that if the transmission is made at or after 4:00pm (local time in place of receipt) or on a day that is not a Business Day the Notice will be deemed to have been delivered and received on the next Business Day. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed. Section 11.2 Time of the Essence Time is of the essence in this Agreement. Section 11.3 Brokers The Vendor shall indemnify and save harmless the Purchaser and the Corporation from and against any and all Damages for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Vendor or, prior to Closing, the Corporation with respect to the transactions contemplated by this Agreement. The Purchaser shall indemnify and save harmless the Vendor from and against any and all Damages for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Purchaser with respect to the transactions contemplated by this Agreement. These indemnities are not subject to any of the limitations set out in Article 9.

– 71 – 121739605 v29 Section 11.4 Employee Information The Parties agree that the employee information disclosed to the Purchaser pursuant to Section 3.1(ii) was necessary for the Purchaser’s determination to enter into this Agreement and proceed with the transactions contemplated herein and for the Parties to proceed with the Closing. Section 11.5 Announcements No press release, public statement or announcement or other public disclosure (a “Public Statement”) with respect to this Agreement or the transactions contemplated in this Agreement may be made except with the prior written consent and joint approval of the Vendor and the Purchaser, or if required by Law or a Governmental Entity. Where the Public Statement is required by Law or a Governmental Entity, the Party required to make the Public Statement will use its commercially reasonable efforts to obtain the approval of the other Party as to the form, nature and extent of the disclosure. After the Closing, any Public Statement by the Vendor may be made only with the prior written consent and approval of the Purchaser unless the Public Statement is required by Law or a Governmental Entity. Section 11.6 Third Party Beneficiaries Except as otherwise provided in Article 9 and in respect of the R&W Insurance Policy, the Parties intend that this Agreement will not benefit or create any right or cause of action in favor of, any Person, other than the Parties and their respective successors and permitted assigns. Subject to the foregoing, (1) no Person, other than the Parties, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum except for the Indemnified Parties who may rely on the provisions of this Agreement for the purposes of Article 9; and (2) the Parties reserve their right, at their sole discretion, to vary or rescind the rights, granted or purportedly granted by or under this Agreement to any Person who is not a Party (other than the Purchaser Indemnified Parties and the Vendor Indemnified Parties), at any time and in any way whatsoever, without notice to or consent of that Person, including any Indemnified Party. Section 11.7 Expenses Except as otherwise expressly provided in this Agreement, each Party will pay for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by them. The fees and expenses referred to in this Section 11.7 are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement, and the transactions contemplated by this Agreement, including the fees and expenses of legal counsel, investment advisers and accountants. Notwithstanding the foregoing, the Parties agree that the Purchaser shall pay all 100% of the aggregate amount of the premiums, underwriting costs, brokerage commission and Taxes related to the R&W Insurance Policy due in connection with the purchase of such R&W Insurance Policy. Section 11.8 Amendments This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Vendor and the Purchaser. Section 11.9 Waiver No waiver of any of the provisions of this Agreement or any Ancillary Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this

– 72 – 121739605 v29 Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. Section 11.10 Non-Merger Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties will not merge on and will survive the Closing. Notwithstanding the Closing or any investigation made by or on behalf of any Party, the covenants, representations and warranties will continue in full force and effect. Closing will not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies. Section 11.11 Entire Agreement This Agreement, together with the Ancillary Agreements, constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such transactions. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement and the Ancillary Agreements. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of this Agreement will govern. Section 11.12 Successors and Assigns (1) This Agreement becomes effective only when executed by the Vendor and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Vendor, the Purchaser and their respective successors and permitted assigns. (2) Except as provided in this Section 11.12, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned or transferred, in whole or in part, by any Party without the prior written consent of the other Party. Upon giving notice to the Vendor at any time on or prior to the Closing Date, the Purchaser is entitled to assign this Agreement or any of its rights or obligations under this Agreement to any of its Affiliates, subject to the following three conditions: (a) the assignee must execute and deliver a confidentiality agreement to the Vendor in substantially the same form as the confidentiality agreement executed by the Purchaser; (b) the assignee will become jointly and severally liable with the Purchaser, as a principal and not as a surety, with respect to all of the obligations of the Purchaser, including the representations, warranties, covenants, indemnities and agreements of the Purchaser; (c) the assignee must execute an agreement confirming the assignment and the assumption by the assignee of all obligations of the Purchaser under this Agreement; and (d) The Purchaser may assign its rights and obligations under this Agreement, in whole or in part, to any Person that acquires all or substantially all of the assets of the

– 73 – 121739605 v29 Purchaser or acquires a majority of the Purchaser’s issued and outstanding voting securities, whether by way of take-over bid, amalgamation, arrangement, merger or otherwise. Section 11.13 Severability If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect. Section 11.14 Governing Law (1) This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein. (2) Each of the Parties irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding (whether civil, criminal, administrative, judicial or investigative) arising out of or otherwise relating to this Agreement, (ii) agrees to commence such action or proceeding in the city of Toronto, Ontario, (iii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts, (iv) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding and, (v) agrees to be bound by any judgment rendered thereby in connection with this Agreement. Section 11.15 Conflicts and Privilege The Vendor (on behalf of itself and on behalf of the Corporation) and the Purchaser agree that, notwithstanding any current or prior representation of the Vendor or its Affiliates (including the Corporation) by Jeausserand Audouard or Davies Ward Phillips & Vineberg LLP, as applicable (each a “Law Firm” and collectively, the “Law Firms”), any Law Firm will be allowed to represent the Vendor or any of its Affiliates (which will no longer include the Corporation after the Closing) in any matters and disputes, including in any matter or dispute adverse to Purchaser and its Affiliates (including, after the Closing, the Corporation) that either is existing on the date of this Agreement or that arises in the future and relates to this Agreement or the transactions contemplated by this Agreement, and Purchaser will, and will cause its Affiliates (including, after the Closing, the Corporation) to: (1) waive any claim they have or may have that a Law Firm has a conflict of interest or is otherwise prohibited from engaging in such representation; and (2) agree that, in the event that a dispute (including, for the avoidance of doubt, any controversy, claim or litigation) arises after the Closing between the Purchaser or any of its Affiliates (on the one hand) and the Vendor or any of its Affiliates (on the other hand), any Law Firm may represent Vendor or such Affiliate in such dispute even though the interests of Vendor or such Affiliate may be directly adverse to the Purchaser or its Affiliates (including the Corporation) and even though such Law Firm may have represented the Corporation in a matter substantially related to such dispute, or may be handling ongoing matters for the Purchaser or the Corporation. The Purchaser further agrees, and agrees to cause its Affiliates (including, after the Closing, the Corporation) to agree, that, as to all communications among the Law Firms and the Vendor and their respective Affiliates (including, prior to the Closing, the Corporation) that relate in any way to the transactions contemplated by, or disclosure made pursuant to, this Agreement, the solicitor-client or

– 74 – 121739605 v29 attorney-client privilege and the expectation of client confidence belongs to, and may be controlled by, the Vendor and will not pass to or be claimed by the Purchaser or its Affiliates (including, after the Closing, the Corporation); provided, however, that without the Purchaser’s consent (which consent will not to be unreasonably withheld, conditioned or delayed), the Vendor shall not waive such solicitor- client or attorney-client privilege other than (i) to the extent appropriate in connection with the enforcement or defense of their respective rights or obligations existing under this Agreement and the other Ancillary Agreement or (ii) in connection with any regulatory or criminal proceeding involving the Vendor or its Affiliates. Accordingly, none of Purchaser or its Affiliates (including the Corporation) will have access to such communications or to the files of the Law Firms relating to the transaction contemplated by this Agreement from and after the Closing. Notwithstanding the foregoing, if a dispute arises between Purchaser or its Affiliates (including the Corporation) and a third party other than a party to this Agreement after the Closing, the Corporation may assert the attorney-client privilege to prevent disclosure of confidential communications by a Law Firm to such third party; provided, however, that the Corporation may not waive such privilege without the prior written consent of the Vendor. This Section 11.15 will be irrevocable, and, notwithstanding any other provisions of this Agreement, no term of this Section 11.15 may be amended, waived or modified, without the prior written consent of the applicable Law Firm. Section 11.16 Counterparts This Agreement may be executed and delivered in any number of counterparts, with the same effect as if all of the Parties had signed and delivered the same document, and all counterparts shall together constitute an original and will constitute one and the same agreement. Any such counterpart, to the extent executed or delivered by means of a facsimile machine or by .pdf, .jpeg or similar attachment to electronic mail or by means of DocuSign or other similar signing software, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. [Remainder of page intentionally left blank. Signature pages follow.]

121739605 v29 IN WITNESS WHEREOF the Parties have executed this Share Purchase Agreement. ANJAC SAS By: Authorized Signing Officer MEDTECH PRODUCTS INC. By: Authorized Signing Officer MEDTECH PHARMA HOLDING LIMITED By: Authorized Signing Officer